 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-285778
PROSPECTUS SUPPLEMENT
(to Prospectus dated March 24, 2025)
Evaxion Biotech A/S
Up to $4,480,000
American Depositary Shares representing Ordinary Shares
We have previously entered into a Capital on Demand™ Sales Agreement, or the Sales Agreement, with JonesTrading Institutional Services LLC, or Jones, relating to the sale of American Depositary Shares, or ADSs, representing our ordinary shares, DKK 0.25 nominal value per share, or the ordinary shares, offered by this prospectus supplement and the accompanying prospectus. Each ADS represents fifty ordinary shares. In accordance with the terms of the Sales Agreement, we may offer and sell our ADSs having an aggregate offering price of up to $4,480,000 from time to time through Jones, acting as our sales agent.
The ADSs are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “EVAX.” On March 19, 2025, the last reported sale price of the ADSs was $1.86 per share.
Sales of ADSs, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jones is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jones and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We are subject to General Instruction I.B.5 of Form F-3, which limits the amounts that we may sell under the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The aggregate market value of our ordinary shares represented by ADSs held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is approximately US$28.995 million, which was calculated based on 241,627,342 ordinary shares held by non-affiliates on March 13, 2025 at a price of $6.00 per ADS (each of which represents fifty ordinary shares), the last reported sale price of our ADSs on January 27, 2025. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have sold securities in the amount of $5,184,174 pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in public primary offerings on Form F-3 with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75 million.
As a result of the limitations of General Instruction I.B.5 and the current public float of our ADSs set forth above, and in accordance with the terms of the Sales Agreement, we are limiting the offer and sale of shares of our ADSs having an aggregate offering price of up to $4,480,000 from time to time through Jones. If our public float set forth above increases such that we may sell additional amounts under the Sales Agreement, the Form F-3 registration statement, this prospectus supplement and the accompanying prospectus, we will file another prospectus supplement prior to making any such additional sales.
The compensation to Jones for sales of ADSs sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of any ADSs sold under the Sales Agreement. In connection with the sale of ADSs on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jones will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jones with respect to certain liabilities, including liabilities under the Securities Act.
Our business and an investment in our securities involve significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
Jones
The date of this prospectus supplement is March 26, 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer our securities as described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $50,000,000. The $4,480,000 of our ordinary shares represented by ADSs that may be offered, issued and sold under this prospectus supplement is included in the $50,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.
This prospectus supplement relates to the offering of the ADSs. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement, together with the accompanying prospectus and the information incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part, this prospectus supplement, describes the specific terms of the ADSs that we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement or the accompanying prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Jones as sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jones is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Sales of the ADSs will only be conducted through Nasdaq or any other existing U.S. trading market for the ADSs. No sales of the ADSs will be conducted through Euronext. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Neither we nor Jones are offering to sell or seeking offers to purchase the ADSs in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this

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offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
No offering prospectus or prospectus supplement has been approved by Danish or any other European Economic Area, or EEA, regulators. In relation to each Member State of the EEA and the United Kingdom, each referred to herein as a Relevant State, no ordinary shares or ADSs have been offered or will be offered pursuant to this prospectus supplement and the accompanying prospectus to the public in that Relevant State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus (as supplemented and amended) are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus (as supplemented and amended) may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Evaxion,” “company,” “we,” “us” and “our” or similar references refer to Evaxion Biotech A/S and, where appropriate, our wholly owned subsidiaries on a consolidated basis.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all of the information that may be important to you in making your investment decision. In addition to this summary, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our ordinary shares and the ADSs discussed under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement before deciding whether to invest in the ordinary shares and ADSs. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.
The Company
Corporate Overview
Evaxion Biotech A/S is a pioneering clinical-stage TechBio company based upon the Artificial Intelligence (AI) platform: AI-Immunology™. The AI-Immunology™ platform consists of five proprietary and scalable AI prediction models harnessing the power of data, machine learning and artificial intelligence to decode the human immune system. This enables the development of novel vaccines for the treatment of cancer as well as bacterial and viral infections.
We believe we are the first in the world to demonstrate a correlation between the predictive power of AI and clinical response in patients, as evidenced by a clear association between AI-Immunology™ predictions and progression free survival in metastatic melanoma cancer patients. AI-Immunology™ allows for fast and effective discovery, design and development of novel vaccines and offers a strong value proposition to both existing and potential pharma partners. The value proposition is supported by AI-Immunology™ being preclinically and clinically validated, adaptable, scalable to other disease areas and, we believe, significantly reduces development costs and risks. Partnerships are essential to realizing the full value of the opportunities AI-Immunology™ offers and we have a strong focus on partnering as part of our strategy execution. Our recently announced significantly expanded partnership with MSD validates this approach and confirms the value of the AI-Immunology™ platform seen from an external perspective.
Further, we have developed a clinical-stage cancer pipeline of novel personalized therapeutic vaccines and a preclinical prophylactic vaccine pipeline for bacterial and viral diseases with high unmet medical needs based on AI-Immunology™ identified vaccine targets. Evaxion is committed to transforming patients’ lives by providing innovative and targeted treatment options through AI-Immunology™. Our purpose is saving and improving lives with AI-Immunology™.
Corporate Information
We were incorporated under the laws of the Kingdom of Denmark on August 11, 2008, as a private limited liability company (in Danish: Anpartsselskab, or ApS) and are registered with the Danish Business Authority (in Danish: Erhvervsstyrelsen) in Copenhagen, Denmark under registration number 31762863. On March 29, 2019, our company was converted into a public limited liability company (in Danish: Aktieselskab, or A/S). Our principal executive offices are located at Dr. Neergaards Vej 5F, 2970 Hørsholm, Denmark and our telephone number is +45 31 31 97 53. Our website address is www.evaxion.ai. The information on, or that can be accessed through, our website is not part of and is not incorporated by reference into this prospectus supplement. We have included our website address as an inactive textual reference only.
Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of all our ordinary shares, including those represented by the ADSs, that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
Notwithstanding these exemptions, we have filed and will continue to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.
Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules for public companies in the United States under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Even if we no longer qualify as an emerging growth company, so long as we remain a foreign private issuer, we will continue to be exempt from such compensation disclosures.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.
Recent Developments
Extraordinary General Meeting
On January 17, 2025, an extraordinary general meeting of Evaxion was held, where it was approved to reduce our share capital by nominal DKK 58,980,417 from nominal DKK 78,640,556 to nominal DKK 19,660,139 to cover loss. Furthermore, it was approved to reduce the nominal value of the shares from nominal DKK 1 per share to nominal DKK 0.25 per share, and our Article of Association were amended accordingly.
ADS Ratio Change
Our board of directors approved the change in the ratio of ADSs evidencing ordinary shares from one (1) ADS representing ten (10) ordinary shares to one (1) ADS representing fifty (50) ordinary shares, which resulted in a one for five (5) reverse split of the issued and outstanding ADSs. The 2025 ADS Ratio Change was effective January 14, 2025. All ADS and related warrant information presented in this prospectus, including our financial statements and accompanying footnotes, has been retroactively adjusted to reflect the reduced number of ADSs resulting from the ADS Ratio Change, unless otherwise noted.

Receipt of Nasdaq Notification
On May 7, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) Listing Qualifications Department notified us that the Company no longer complied with Nasdaq Listing Rule 5550(b)(1) (the “Rule”). Under the Rule, companies listed on Nasdaq must maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). The Company’s stockholders’ equity of $(4,729,000) for the period ended December 31, 2023, was below the Stockholders’ Equity Requirement for continued listing.
On May 31, 2024, we submitted a plan to the staff at the Nasdaq Listing Qualifications Department (the “Staff”) to regain compliance with the Stockholders’ Equity Requirement (the “Compliance Plan”), and on June 13, 2024, the Staff notified the Company (the “Letter”) that it would be granted an extension until November 4, 2024, to demonstrate compliance with the Rule to meet the continued listing requirements of Nasdaq, conditioned upon the Company evidencing compliance with the Rule. As of February 14, 2025, we announced that Nasdaq had withdrawn its determination to delist Evaxion, and the company will remain listed as fully compliant with Nasdaq’s rules. In line with the applicable Nasdaq rules in such circumstances, the notice also indicated that Nasdaq had imposed a “Mandatory Panel Monitor,” as that term is defined in Nasdaq Listing Rule 5815(d)(4)(B), for a period of one year from the date of the compliance determination.

THE OFFERING
ADSs representing ordinary
shares offered by us
ADSs representing ordinary shares having an aggregate offering price of up to $4,480,000.
The ADSs
Each ADS represents fifty ordinary shares. The ADSs may be evidenced by American Depositary Receipts, or ADRs. The depositary will hold the ordinary shares underlying the ADSs in a custody account with the custodian, and you will have the rights of an ADS holder or beneficial owner (as applicable) as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs from time to time.
ADSs representing ordinary
shares to be outstanding
immediately after this offering
Up to 8,725,174 ADSs representing ordinary shares assuming sales of 2,408,602 ADSs in this offering at an offering price of $1.86 per share, which was the last reported sale price of our ADSs on Nasdaq on March 19, 2025. The actual number of ADSs issued will vary depending on the sales price under this offering
Plan of Distribution
“At the market offering” that may be made from time to time through our sales agent, Jones. See “Plan of Distribution” on page S-27 of this prospectus supplement.
Use of Proceeds
We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include, but are not limited to, advancing our preclinical and clinical pipeline, and for continuing operating expenses and working capital. See “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk Factors
Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
ADS Depositary
The Bank of New York Mellon.
Custodian
The Bank of New York Mellon (London Branch).
Nasdaq Capital Market symbol
“EVAX”
All information in this prospectus supplement related to the number of our ordinary shares represented by ADSs to be outstanding immediately after this offering is based on 315,828,606 ordinary shares outstanding as of March 13, 2025. The number of ordinary shares outstanding as of March 13, 2025 excludes:
•
4,417,201 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus supplement, pursuant to our Warrant Incentive Plans, at a weighted average exercise price of $0.85 per warrant;

•
146,908,775 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus supplement, based on warrants issued to investors and placement agent, at a weighted average exercise price of $0.19 per warrant;

•
150,000 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus supplement, based on warrants issued to consultants related to the Company, at an exercise price equal to USD $0.71 per warrant issued; and

•
278,987,245 ordinary shares reserved for future issuance under our warrant plans. Includes 36,473,753 ordinary shares reserved for future issuance to directors, officers and key employees, 2,827,492 ordinary shares reserved for future issuance under the EIB Warrants, as described below in the section entitled “EIB Warrants”), and 239,686,000 shares reserved for future issuance under warrants that may be issued to future investors, lenders, consultants and/or advisors, if any.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2023, or our Annual Report, and reports on Form 6-K as updated by our subsequent SEC filings, including any future Annual Report on Form 20-F, each of which are incorporated by reference in this prospectus supplement, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of ADSs could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Additional Risks Related to This Offering
You may experience immediate and substantial dilution.
The offering prices per ADS in this offering may exceed the net tangible book value per ADS outstanding prior to this offering. Assuming that an aggregate of 2,408,602 ADSs are sold at a price of $1.86 per share, which was the last reported sale price of our ordinary shares on Nasdaq on March 19, 2025, for aggregate gross proceeds of approximately $4,480,000, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $(0.53) per ADS, representing the difference between our as adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering, and the assumed offering price. The exercise of outstanding warrants would result in further dilution of your investment. See the section entitled “Dilution” herein for a more detailed illustration of the dilution you may incur if you participate in this offering. Subject to certain limitations in the Sales Agreement and compliance with applicable law, the number of ADSs that are sold through Jones after our instruction will fluctuate based on a number of factors, including the market price of our ADSs during the sales period, the limits we set with Jones in any instruction to sell ADSs, and the demand for our ADSs during the sales period. Purchasers of the ADSs we sell, as well as our existing shareholders, will experience significant dilution if we sell ADSs at prices significantly below the price at which they invested.
Raising additional capital may cause further dilution to our existing shareholders, restrict our operations or cause us to relinquish valuable rights.
We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be further diluted, and the terms may include liquidation or other preferences that adversely affect your rights as holder of ADSs. Any indebtedness we incur would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Any debt, additional equity financing or other financing mechanism that we utilize may contain terms that are not favorable to us or our shareholders, including obligations to relinquish valuable rights to our intellectual property, technologies or our product candidates, or grant licenses on terms unfavorable to us.
Subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities at prices that may be higher or lower than the price per ADS in this offering, which may dilute the interests of any purchasers in this offering. Further, the exercise of outstanding warrants could also result in dilution to investors and any additional shares of our securities issued in connection with acquisitions will result in dilution to investors. In addition, the market price of the ADSs could fall as a result of resales of any of these ADSs due to an increased number of ADSs available for sale in the market.

In addition, we have a significant number of warrants outstanding and we may issue additional warrants in the future. The exercise of any of these outstanding warrants or any additional warrants issued in the future would likely result in further dilution. As a result of the dilution to investors purchasing ADSs in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Future issuances of ADSs, our ordinary shares or ordinary share-related securities, together with the exercise of outstanding warrants or any warrants issued in the future, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
The price of the ADSs historically has been volatile, which may affect the price at which you could sell our ADSs.
The trading price of our ADSs has been, and is likely to continue to be, highly volatile. The market price of an investment in our ADSs may fall sharply at any time due to this volatility. The market price for our ADSs has varied between a high price of $22.05 on April 19, 2024 and a low price of $1.70 on March 4, 2025, in the 12-month period ended on the date of this prospectus supplement. The market prices of our ADSs are likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in our filings with the SEC and the section entitled “Risk Factors” in “Item 3.D. — Risk Factors” of our Annual Report or our subsequent reports filed with the SEC; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.
Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our ADSs and sales of substantial amounts of our ADSs in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability and economic conditions in the United States and abroad have contributed to the extreme volatility of the markets, which may have an effect on the market price of ADSs.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds, if any, that we receive from this offering, including applications for working capital, possible acquisitions and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree or in ways that may impair the value of your investment in our ADSs. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds, if any, from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.
Sales of a substantial number of ADSs in the public market could cause our share price to fall.
Sales of a substantial number of our ADSs pursuant to this offering in the public market or the perception that such sales might occur could depress the market price of our ADSs and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our ADSs. The sale or the availability for sale of a large number of our ADSs in the public market could cause the market price of our ADSs to decline.
Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our ADSs to decline and existing shareholders may not agree with our financing plans or the terms of such financings.
Holders of ADSs are not treated as holders of our ordinary shares.
By participating in this offering you will become a holder of our ADSs with underlying ordinary shares in a company incorporated under Danish law. Holders of our ADSs are not treated as holders of our ordinary shares, unless they withdraw the ordinary shares underlying their ADSs in accordance with the deposit agreement and applicable laws and regulations. The depositary is the holder of the ordinary shares underlying the ADSs. Holders of our ADSs therefore do not have any rights as holders of our ordinary shares, other than the rights that they have pursuant to the deposit agreement.
You may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise your right to vote.
Except as described in this prospectus supplement, the accompanying prospectus and the deposit agreement covering our ADSs, holders of our ADSs will not be able to exercise voting rights attaching to the ordinary shares represented by the ADSs. Under the terms of the deposit agreement, holders of our ADSs may instruct the depositary to vote the ordinary shares underlying their ADSs. Otherwise, holders of ADSs will not be able to exercise their right to vote unless they withdraw the ordinary shares underlying their ADSs to vote them in person or by proxy in accordance with applicable laws and regulations and our Articles of Association. Even so, our ADS holders may not know about a meeting far enough in advance to withdraw those ordinary shares. If we ask for the instructions of holders of the ADSs, the depositary, upon timely notice from us, will notify our ADS holders of the upcoming vote and arrange to deliver our voting materials to them. Upon our request, the depositary will mail to holders a shareholder meeting notice that contains, among other things, a statement as to the manner in which voting instructions may be given. We cannot guarantee that our ADS holders will receive the voting materials in time to ensure that they can instruct the depositary to vote the ordinary shares underlying their ADSs. A shareholder is only entitled to participate in, and vote at, the meeting of shareholders, provided that it holds our ordinary shares as of the record date set for such meeting and otherwise complies with our Articles of Association. In addition, the depositary’s liability to our ADS holders for failing to execute voting instructions or for the manner of executing voting instructions is limited by the deposit agreement. As a result, holders of our ADSs may not be able to exercise their right to give voting instructions or to vote in person or by proxy and they may not have any recourse against the depositary or us if the ordinary shares underlying their ADSs are not voted as they have requested or if such shares cannot be voted.
Holders of our ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.
ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason, subject to the right of our ADS holders to cancel their ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of your ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our ordinary shares. In addition, ADS holders may not be able to cancel their ADSs and withdraw the underlying ordinary shares when they owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to our ADSs or to the withdrawal of ordinary shares or other deposited securities. See “Description of American Depositary Shares” in the accompanying prospectus.
We are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, or to terminate the deposit agreement, without the prior consent of the ADS holders.
We are entitled to amend the deposit agreement and to change the rights of our ADS holders under the terms of such agreement, without the prior consent of our ADS holders. We and the depositary may agree to amend the deposit agreement in any way we decide is necessary or advantageous to us or to the depositary. Amendments may reflect, among other things, operational changes in the ADS program, legal developments affecting our ADSs or changes in the terms of our business relationship with the depositary. In the event that the terms of an amendment are materially disadvantageous to our ADS holders, such ADS holders will only receive 30 days’ advance notice of the amendment, and no prior consent of our ADS holders is required under the deposit agreement. Furthermore, we may decide to direct the depositary to terminate our ADS facility at any time for any reason. For example, terminations may occur if we decide to list our ordinary shares on a non-U.S. securities exchange and determine not to continue to sponsor an ADS facility or if we become the subject of a takeover or a going-private transaction. If the ADS facility is terminated, our ADS holders are to receive at least 30 days’ prior notice, but no prior consent is required from them. Under the circumstances that we decide to make an amendment to the deposit agreement that is disadvantageous to our ADS holders or terminate the deposit agreement, our ADS holders may choose to sell their ADSs or surrender their ADSs and become direct holders of the underlying ordinary shares, but will have no right to any compensation whatsoever.
ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.
The deposit agreement governing our ADSs representing our ordinary shares provides that, to the fullest extent permitted by law, holders and beneficial owners of ADSs irrevocably waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ADSs or the deposit agreement.
If this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and our ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.
If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or our ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action, depending on, among other things, the nature of the claims, the judge or justice hearing such claims, and the venue of the hearing.
No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that reflect our current expectations and views of future events. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC. Forward- looking statements are based on the current beliefs and assumptions of our management and on information currently available to such management. While our management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments will be as anticipated. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” in this prospectus supplement and the accompanying prospectus, any applicable prospectus supplement and in any related free writing prospectuses and under similar headings in documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including our most recent Annual Report on Form 20-F and reports on Form 6-K as updated by our subsequent filings, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases, such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
•
the initiation, timing, progress, results, and cost of our research and development programs and our current and future pre-clinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•
regulatory developments in the United States and foreign countries and the timing of and our ability to obtain and maintain regulatory approval for our product candidates;

•
our ability to identify research opportunities and discover and develop investigational medicines;

•
the ability and willingness of our third-party collaborators to continue research and development activities relating to our development candidates and investigational medicines;

•
our expectations regarding the size of the patient populations for our product candidates, if approved for commercial use;

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our estimates of our expenses, ongoing losses, future revenue and capital requirements and our needs for or ability to obtain additional financing;

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our ability to identify, recruit and retain key personnel;

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our and our collaborators’ ability to protect and enforce our intellectual property protection for our proprietary and collaborative product candidates, and the scope of such protection;

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the development of and projections relating to our competitors or our industry;

•
our or our partners’ ability to commercialize our product candidates, if approved;

•
the pricing and reimbursement of our investigational medicines, if approved;

•
the rate and degree of market acceptance of our investigational medicines;

•
the amount of and our ability to use our net operating losses, or NOLs, and research and development credits to offset future taxable income;

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our ability to manage our development and expansion and our ability to implement, maintain and improve effective internal controls;

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adverse effects on our business condition and results of operation from the global COVID-19 pandemic, including the pace of global economic recovery from the pandemic;

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our ability to have our product candidates manufactured by third parties/collaborators or partners with advantages in turnaround times or manufacturing cost;

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our expectations regarding the time during which we will be an emerging growth company under the JOBS Act and a foreign private issuer;

•
adverse effects on our business condition and results of operation from general economic and market conditions and overall fluctuations in the United States and international equity markets,

including deteriorating market conditions due to investor concerns regarding inflation and hostilities between Russia and Ukraine;
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our use of any proceeds from the sale of any ADSs in this offering; and

•
other risk factors discussed under “Item 3. Key Information — D. Risk Factors” of our most recent Annual Report on Form 20-F.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
We may issue and sell ADSs having aggregate sales proceeds of up to $4,480,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any ADSs under or fully utilize the Sales Agreement with Jones as a source of financing.
We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include, but are not limited to, research and development costs, including the conduct of one or more clinical trials and advancement of our preclinical product candidates, enhancement, refinement and expansion of our proprietary AI platforms, working capital and other corporate purposes. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory actions affecting our product candidates and our business, technological advances and the competitive environment for our product candidates. As we are unable to predict the timing or amount of potential issuances of all of the additional ordinary shares represented by ADSs to be sold in this offering, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such additional shares. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this offering. Pending use of the net proceeds as described above, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment- grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our ordinary shares. We do not anticipate paying cash dividends on our equity securities in the foreseeable future and intend to retain all available funds and any future earnings for use in the operation and expansion of our business. If we pay any dividends on our ordinary shares, we will pay those dividends, which shall be payable in respect of the ordinary shares underlying the ADSs, to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares.” Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.
Legal and Regulatory Requirements
In accordance with the DCA, dividends, if any, are declared with respect to a financial year at the annual general meeting of shareholders in the following year, where the statutory annual report (which includes the audited financial statements) for that financial year is approved. Any resolution to distribute interim dividends within six months of the date of the statement of financial position as set out in our latest adopted annual report must be accompanied by the statement of financial position from our latest annual report or an interim statement of financial position which must be reviewed by our auditor. If the decision to distribute interim dividends is passed more than six months after the date of the statement of financial position as set out in our latest adopted annual report, an interim statement of financial position must be prepared and reviewed by our auditor. The statement of financial position or the interim statement of financial position, as applicable, must show that sufficient funds are available for distribution. Dividends may not exceed the amount recommended by the board of directors for approval by the general meeting of shareholders. Moreover, dividends and interim dividends may only be made out of distributable reserves and may not exceed what is considered sound and adequate with regard to our financial condition or be to the detriment of our creditors and such other factors as the board of directors may deem relevant.
In accordance with the DCA, share buybacks, if any, may only be carried out by the board of directors using funds that could have been distributed as dividends at the latest annual general meeting of shareholders. Any share buyback must be conducted in accordance with an authorization obtained at a general meeting of our shareholders. The authorization must be granted for a defined period of time not exceeding five years. In addition, the authorization must specify the maximum permitted value of treasury shares as well as the minimum and maximum amount that we may pay as consideration for such shares. A decision by our board of directors to engage in share buybacks, if any, will be made in accordance with the factors applicable to dividend payments set forth above.
See “Certain Material Tax Considerations — Danish Tax Considerations” for a description of Danish withholding taxes and certain other Danish considerations relevant to the purchase or holding of ordinary shares and ADSs and “Certain Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations” for a description of U.S. federal income tax considerations relevant to the purchase or holding of ordinary shares and ADSs.

CAPITALIZATION
The table below sets forth our cash and cash equivalents and our total capitalization as of September 30, 2024 on:
(1)
an actual basis adjusted for the reduced share capital;

(2)
an adjusted basis to give effect to the exercise of pre-funded warrants of 424,400 ADSs on October 25, December 26, December 27, 2024, January 7, and January 15, 2025 at an aggregate exercise price of $2.9 million and 696,400 ADS sold through the Jones at-the-market facility on January 24, 2025 at an aggregate price of $5.0 million and to give effect to the sale of 3,997,361 ADSs and 1,998,675 Warrants at a public offering price of $2.71 per ADS, with one warrant accompanying every two ADSs which closed January 31, 2025; and

(3)
a pro forma basis, after giving effect to the sale of $4,480,000 of ADSs representing ordinary shares in this offering at an assumed public offering price of $1.86 per ADS, the last reported sale price of the ADSs on Nasdaq on March 19, 2025, and after deducting commissions and estimated offering expenses payable by us.

You should read this information in conjunction with our consolidated financial statements and notes thereto incorporated by reference into this prospectus
	Sep 30, 2024	As adjusted	Pro forma as adjusted
	USD in thousands
Cash and cash equivalents	4,576	22,133	26,409
Total assets	15,185	32,742	37,018
Total liabilities	15,111	16,199	16,199
Share capital	2,183	11,530	15,928
Other reserves	112,794	119,916	119,704
Accumulated deficit	(114,903)	(114,903)	(114,903)
Total equity	74	16,543	20,819
The number of our ordinary shares (including shares represented by ADSs in proportion to the designated ratio, as described in this registration statement) to be outstanding after this offering is based on 315,828,606 ordinary shares outstanding as of March 13, 2025. The number of ordinary shares outstanding as of March 13, 2025 excludes:
•
4,417,201 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus supplement, pursuant to our Warrant Incentive Plans, at a weighted average exercise price of $0.85 per warrant;

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146.908.775 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus supplement, based on warrants issued to investors and placement agent, at a weighted average exercise price of $0.19 per warrant;

•
150,000 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus supplement, based on warrants issued to consultants related to the Company, at an exercise price equal to USD $0.71 per warrant issued.

•
278,987,245 ordinary shares reserved for future issuance under our warrant plans. Includes 36,476,753 ordinary shares reserved for future issuance to directors, officers and key employees, 2,827,492 ordinary shares reserved for future issuance under the EIB Warrants, as described below in the section entitled “EIB Warrants”), and 239,686,000 shares reserved for future issuance under warrants that may be issued to future investors, lenders, consultants and/or advisors, if any.

Unless otherwise stated, all information in this prospectus assumes no exercise of the outstanding options and warrants described above or the Warrants into ordinary shares or ADSs, treats all restricted shares issued with outstanding restrictions to be vested as issued and outstanding shares. articles of association, as amended as currently in force for Evaxion Biotech A/S at the date of this prospectus.
To the extent these outstanding options or any newly issued options are exercised, or we issue additional ordinary shares in the future, there will be further dilution to the new investors purchasing ordinary shares represented by ADSs in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DILUTION
If you invest in the ADSs in this offering, your ownership interest of our ordinary shares will be immediately diluted to the extent of the difference between the public offering price per ADS in this offering and the pro forma as adjusted net tangible book value per ADS after this offering. For the purposes of calculating the potential impact of dilution, the assumed public offering price of $1.86 per ADS, the last reported sale price of the ADSs on Nasdaq on March 19, 2025, has been ascribed to the ADSs. Dilution results from the fact that the public offering price per ADS is substantially in excess of the net tangible book value per ADS after this offering.
The table below sets forth our historical net tangible book value as of September 30, 2024 on:
(1)   an actual basis adjusted for the reduced share capital and;
(2)   an adjusted basis to give effect to the exercise of pre-funded warrants of 424,400 ADSs on October 25, December 26, December 27, 2024, January 7, and January 15, 2025 at an aggregate exercise price of $2.9 million, 696,400 ADS sold through the Jones at-the-market facility on January 24, 2025 at an aggregate price of $5.0 million, and as adjusted to give effect to the sale of 3,997,361 ADSs and 1,998,675 Warrants at a public offering price of $2.71 per ADS and accompanying warrant, with one warrant accompanying every two ADSs, which closed January 31, 2025, which closed January 31, 2025, after deducting the Placement Agents commission and offering expenses payable by us.
(3)   a pro forma basis, after giving effect to the sale of $4,480,000 of ADSs representing ordinary shares in this offering at an assumed public offering price of $1.86 per ADS, the last reported sale price of the ADSs on Nasdaq on March 19, 2025, and after deducting commissions and estimated offering expenses payable by us.
	Sep 30, 2024	As adjusted	Pro forma as adjusted
	USD in thousands
Total assets	15,185	32.742	37,018
Total liabilities	(15,111)	(16,199)	(16,199)
Net tangible book value	74	16,543	20,819
Number of outstanding ADSs	1,148,411	6,316,572	8,725,174
On “As adjusted” basis, we had a historical net tangible book value of $15.455 million, or $2.45 per ADS on of September 30, 2024. Our net tangible book value per ADS represents total tangible assets less total liabilities, divided by the number of ordinary shares outstanding.
After giving further effect to $4,480,000 of ADSs at an assumed public offering price of $1.86 per ADS, the last reported sale price of the ADSs on Nasdaq on March 19, 2025, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2024 would have been $20,819 million, or $2.39 per ADS. This represents an immediate decrease in pro forma as adjusted net tangible book value of $0.23 per ADS to existing investors and immediate dilution of $(0.53) per ADS to new investors in this offering. The following table illustrates this dilution to new investors purchasing ADSs in this offering:
Assumed public offering price per ADS		$1.86
Adjusted historical net tangible book value per ADS as at September 30, 2024	$2.62
Decrease in net tangible book value per ADS attributable to transactions in the period through the present offering, as described above	$0.23
Pro forma net tangible book value per ADS as of September 30, 2024		$2.39
Dilution per ADS to new investors purchasing ADSs in this offering		$(0.53)
The as adjusted information is illustrative only and will change based on the actual offering price at which the ADSs are sold in this offering.

The number of our ordinary shares (including shares represented by ADSs in proportion to the designated ratio, as described in this prospectus supplement) to be outstanding after this offering is based on 315,828,606 ordinary shares outstanding as of March 13, 2025. The number of ordinary shares outstanding as of March 13, 2025 excludes:
•
4,417,201 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus supplement, pursuant to our Warrant Incentive Plans, at a weighted average exercise price of $0.85 per warrant;

•
146.908.775 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus supplement, based on warrants issued to investors and placement agent, at a weighted average exercise price of $0.19 per warrant;

•
150,000 ordinary shares issuable upon the exercise of warrants outstanding as of the date of this prospectus supplement, based on warrants issued to consultants related to the Company, at an exercise price equal to USD $0.71 per warrant issued.

•
278,987,245 ordinary shares reserved for future issuance under our warrant plans. Includes 36,476,753 ordinary shares reserved for future issuance to directors, officers and key employees, 2,827,492 ordinary shares reserved for future issuance under the EIB Warrants, as described below in the section entitled “EIB Warrants”), and 239,686,000 shares reserved for future issuance under warrants that may be issued to future investors, lenders, consultants and/or advisors, if any.

Unless otherwise stated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants described above or the Warrants into ordinary shares or ADSs, treats all restricted shares issued with outstanding restrictions to be vested as issued and outstanding shares, issued in this offering and the exercise in full of pre-funded warrants in this offering.

CERTAIN MATERIAL TAX CONSIDERATIONS
Danish Tax Considerations
The following discussion describes the material Danish tax consequences under present law of an investment in the ADSs. The summary is for general information only and does not purport to constitute tax or legal advice. It is specifically noted that the summary does not address all possible tax consequences relating to an investment in the ADSs. The summary is based solely on the tax laws of Denmark in effect on the date of this prospectus supplement. Danish tax laws may be subject to change, possibly with retroactive effect.
The summary does not cover investors to whom special tax rules apply, and, therefore, may not be relevant, for example, to investors subject to the Danish Tax on Pension Yields Act (i.e., pension savings), professional investors, certain institutional investors, insurance companies, pension companies, banks, stockbrokers and investors with tax liability on return on pension investments. The summary does not cover taxation of individuals and companies who carry on a business of purchasing and selling shares. The summary only sets out the tax position of the direct owners of the ADSs and further assumes that the direct investors are the beneficial owners of the ADSs and any dividends thereon. Sales are assumed to be sales to a third party.
Potential investors in the ADSs are advised to consult their tax advisors regarding the applicable tax consequences of acquiring, holding and disposing of the ADSs based on their particular circumstances.
Investors who may be affected by the tax laws of other jurisdictions should consult their tax advisors with respect to the tax consequences applicable to their particular circumstances as such consequences may differ significantly from those described herein.
Taxation of Danish Tax Resident Holders of the ADSs
It is currently not clear under the current Danish tax legislation or case law how listed ADSs issued by Danish resident companies in general are to be treated for tax purposes, and therefore no level of assurance can be given on this matter. For the purpose of the below comments, it is assumed that Danish tax resident holders of the ADSs should be treated as holders of listed shares in the company for both Danish corporate law purpose and Danish tax purposes, even though the company’s ordinary shares are not admitted to trading on a regulated market. Recent communications and binding rulings from the Danish Tax Assessment Council indicate that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to Danish investors are considered dividends for Danish tax purposes. However, it should be emphasized that these communications and binding rulings are based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings, the position cannot therefore be said to be clear.
In the event that the holders of ADSs are not treated as holding listed shares, it is likely that they will be treated as either holding unlisted shares or financial instruments for tax purposes.
As described above, the below summary assumes that the holders of ADSs listed in the U.S. should be treated as holding listed ordinary shares in the company for Danish tax purposes, but if this is not the case, then this will impact the Danish tax treatment of the holders of ADSs, including in respect of the taxation of dividends paid to holders of ADSs.
Sale of the ADSs (Individuals) assuming treatment as listed shares under Danish tax law
For individual investor in 2025, gains from the sale of shares are include in the computation of the annual share income subject to 27% tax on the first DKK 67,500 (for cohabiting spouses, a total of DKK 135,000) and at a rate of 42% on share income exceeding DKK 67,500 (for cohabiting spouses over DKK 135,000). Such amounts are subject to annual adjustments and include all share income (i.e., all capital gains and dividends derived by the individual or cohabiting spouses, respectively). The realization principle applies; i.e., the gains or losses are included in the income in the year of disposal.

Gains and losses on the sale of shares are calculated as the difference between the purchase price and the sales price. The purchase price is generally determined using the average method (in Danish “gennemsnitsmetoden”) as a proportionate part of the aggregate purchase price for all the shareholder’s shares in a company (i.e. not the purchase price paid for each share).
As the ADSs, for the purpose of this tax description, are considered listed shares for Danish tax purposes, losses on the sale of listed shares may be offset against other share income deriving from listed shares (i.e., dividends and capital gains on the sale of listed shares) and subject to the Danish tax authorities having received certain information concerning the ownership of the shares in due time. Unused losses will automatically be offset against a cohabiting spouse’s share income deriving from listed shares and any additional losses can be carried forward and offset against future share income deriving from listed shares.
Sale of the ADSs (Companies) assuming treatment as unlisted shares under Danish tax law
For the purpose of taxation of sales of shares made by shareholders (companies), a distinction is made between Subsidiary Shares, Group Shares, Tax-Exempt Portfolio Shares and Taxable Portfolio Shares (note that the ownership threshold described below is applied on the basis of the number of all shares issued by a company, and not on the basis of the number of the ADSs issued):
“Subsidiary Shares” are generally defined as shares owned by a shareholder holding at least 10% of the nominal share capital of the issuing company.
“Group Shares” are generally defined as shares in a company in which the shareholder of the company and the issuing company are subject to Danish joint taxation or fulfill the requirements for international joint taxation under Danish law (i.e., the company is controlled by the shareholder).
“Tax-Exempt Portfolio Shares” are defined as shares not admitted to trading on a regulated market owned by a shareholder holding less than 10% of the nominal share capital of the issuing company. As the ADSs are listed on Nasdaq, the rules on Tax-Exempt Portfolio Shares are not applicable to the ADSs.
“Taxable Portfolio Shares,” are defined as shares that do not qualify as Subsidiary Shares, Group Shares or Tax-Exempt Portfolio Shares.
Gains or losses on disposal of Subsidiary Shares and Group Shares and Tax-Exempt Portfolio Shares are not included in the taxable income of the shareholder.
Special rules apply with respect to Subsidiary Shares and Group Shares to prevent exemption through certain holding company structures just as other anti-avoidance rules may apply. These rules will not be described in further detail.
Capital gains from the sale of Taxable Portfolio Shares are taxable at a rate of 22% irrespective of ownership period and losses on such shares are generally deductible.
Gains and losses from the sale of listed Taxable Portfolio Shares are generally taxable according to the mark-to-market principle (in Danish “lagerprincippet”).
According to the mark to market principle, each year’s taxable gain or loss on Taxable Portfolio Shares is calculated as the difference between the market value of the shares at the beginning of the tax year and the market value of the shares at the end of the tax year. Hence, taxation will take place on an accrual basis even if no shares have been disposed of and no gains or losses have been realized.
If the Taxable Portfolio Shares are sold or otherwise disposed before the end of the income year, the taxable income of that income year equals the difference between the value of the Taxable Portfolio Shares at the beginning of the income year and the value of the Taxable Portfolio Shares at realization. If the Taxable Portfolio Shares are acquired and realized in the same income year, the taxable income equals the difference between the acquisition sum and the realization sum. If the Taxable Portfolio Shares are acquired in the income year and not realized in the same income year, the taxable income equals the difference between the acquisition sum and the value of the shares at the end of the income years.

A change of status from Subsidiary Shares/Group Shares/Tax-Exempt Portfolio Shares to Taxable Portfolio Shares (or vice versa) is for tax purposes considered a disposal of the shares and a reacquisition of the shares at market value at the time of change of status.
Dividends (Individuals)
As described above, the recent communications and binding rulings from the Danish Tax Assessment Council indicate that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to Danish investors are considered dividends for Danish tax purposes. Provided that such distributions to Danish tax resident individual investors are treated as dividends, taxation as share income, as described above, will take place. All share income must be included when calculating whether the amounts described above are exceeded. Dividends paid to individuals are generally subject to 27% withholding tax.
Dividends (Companies)
For corporate investors, dividends paid (subject to the same uncertainty as described immediately above) on Subsidiary Shares and Group Shares are tax-exempt irrespective of ownership period.
Dividends paid on Taxable Portfolio Shares are taxable at the standard corporate rate of 22% irrespective of ownership period.
Tax applies at the standard corporate income tax rate of 22%, which is withheld at source by the distributing company. If the distributing company withholds a higher amount, the Danish corporate shareholder can claim a refund of excess tax. A claim for repayment must be filed within two months. Otherwise, the excess tax will be credited in the corporate income tax for the year.
Taxation of Shareholders Residing Outside Denmark
It is currently not clear under current Danish tax legislation or case law how the listed ADSs are to be treated for tax purposes, and therefore no level of assurance can be given on this matter. For the purpose of the below comments, it is assumed that non-Danish tax resident holders of the ADSs should be treated as holders of listed shares in our company for Danish tax purposes, even though our company’s ordinary shares are not admitted to trading on a regulated market. Recent communications and binding rulings from the Danish Tax Assessment Council indicates that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to Danish investors are considered dividends for Danish tax purposes. However, it should be emphasized that these communications and binding rulings are based on an individual analysis based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings.
In the event that the holders of ADSs are not treated as holding listed shares in our company, it is likely that they will be treated as either holding unlisted shares or financial instruments for Danish tax purposes.
As described above, the below summary assumes that the holders of ADSs listed in the U.S. should be treated as holding listed ordinary shares in our company for Danish tax purposes, but if this is not the case, then this will impact the Danish tax treatment of the holders of ADSs, including in respect of the taxation of dividends paid to holders of ADSs.
Sale of the ADSs (Individuals and Companies)
Holders of the ADSs not resident in Denmark are normally not subject to Danish taxation on any gains realized on the sale of ADSs, irrespective of the ownership period, subject to certain anti-avoidance rules seeking to prevent that taxable dividend payments are converted to tax exempt capital gains.
No Danish share transfer tax or stamp duties should be payable on transfer of ADSs.

If an investor holds the ADSs in connection with a trade or business conducted from a permanent establishment in Denmark, gains on shares may be included in the taxable income of such activities pursuant to the rules applying to Danish tax residents as described above.
Dividends (Individuals)
As described above, the recent communications and binding rulings from the Danish Tax Assessment Council indicate that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares in the company. The same communications and rulings indicate that the actual distribution of dividends on ADSs to investors are considered dividends for Danish tax purposes. In principle the holders of the ADSs should therefore be entitled to apply for a refund of Danish withholding tax on dividends paid by the company. However, it remains uncertain how the Danish tax authorities will accept/handle this in practice and whether. the holders of ADSs will in fact be entitled to apply for a refund of Danish withholding tax on dividends paid by the company.
If the holders of ADS for Danish purposes are treated as holders of the ordinary shares in the company and are entitled to apply for a refund of Danish withholding tax on dividends paid by the company, then the below should apply:
Dividends paid to individuals are generally subject to 27% withholding tax. The withholding tax is 44% for dividends paid to beneficial owners in “Blacklisted Jurisdictions”. The 44% rate only applies to “Main Shareholders” which generally encompass individual shareholders holding more than 25% of the shares or 50% of the votes.
Non-residents of Denmark are not subject to additional Danish income tax in respect to dividends received on shares.
If the holders of the ADSs are considered beneficial owners of the dividends according to the applicable double tax treaty between Denmark and the tax residence country of the ADS holder, the withholding tax rate under such double tax treaty may apply to the extent the tax residency of the ADS holder can be documented and to the extent it can be documented that the dividends are in fact paid onwards to the holder of the ADSs as the beneficial owner.
For holders of ADSs (as the beneficial owners of the dividends on the ordinary shares), if the withholding tax rate applied is higher than the applicable final tax rate (as reduced according to domestic law or an applicable double tax treaty) for the holder of ADSs, a request for a refund of Danish tax in excess hereof can be made in the following situations:
Reduction According to Tax Treaty
In the event that the ADS holder is a resident of a state with which Denmark has entered into a tax treaty, the holder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%. Denmark has entered into tax treaties with approximately 80 countries, including the United States, Switzerland and almost all members of the European Union. The tax treaty between Denmark and the United States generally provides for a 15% tax rate.
Reduction According to Danish Tax Law
If the ADS holder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) of the company and the ADS holder is tax resident in a state which has a double tax treaty or an international agreement, convention or other administrative agreement on assistance in tax matters according to which the competent authority in the state of the ADS holder is obligated to exchange information with Denmark, dividends are subject to tax at a rate of 15%. If the ADS holder is tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the ADS holder together with related ADS holders holds less than 10% of the nominal share capital of the company.
Note that the reduced tax rate does not affect the withholding rate, which is why the holder must claim a refund as described above in order to benefit from the reduced rate.

Where a non-resident of Denmark holds shares which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.
The recent communications and binding rulings from the Danish Tax Assessment Council indicates that a holder of ADSs selling such ADSs back to the company should be exempt from withholding tax on the basis of a specific exception applying to shares in listed companies. It should be emphasized that these rulings are based on an individual analysis based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings.
Dividends (Companies)
As described above, the recent communications and binding rulings from the Danish Tax Assessment Council indicates that holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to investors are considered dividends for Danish tax purposes. In principle the holders of the ADSs should therefore be entitled to apply for a refund of Danish withholding tax on dividends paid by the company. However, it remains uncertain how the Danish tax authorities will accept/handle this in practice and whether the holders of ADSs will in fact be entitled to apply for a refund of Danish withholding tax on dividends paid by the company.
If the holders of ADS for Danish purposes are treated as holders of the ordinary shares in the company and are entitled to apply for a refund of Danish withholding tax on dividends paid by the company, then the below should apply:
Dividends paid to companies are generally subject to 27% withholding tax. Companies residing in certain black-listed countries and holding Group Shares or Subsidiary Shares are subject to 44% withholding tax and not eligible to for any refund of such 44% withholding tax.
Non-residents of Denmark are not subject to additional Danish income tax in respect to dividends received on shares.
If the holder of the ADSs is considered the beneficial owner of the dividends according to the applicable double tax treaty between Denmark and the tax residence country of the ADS holder, the withholding tax rate under such double tax treaty may apply to the extent the tax residency of the ADS holder can be documented.
Dividends from Subsidiary Shares are tax exempt provided the taxation of the dividends is to be waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the jurisdiction in which the company investor is resident. If Denmark is to reduce taxation of dividends to a foreign company under a tax treaty, Denmark will not — as a matter of domestic law — exercise such right and will in general not impose any tax at all. Further, dividends from Group Shares — not also being Subsidiary Shares — are exempt from Danish tax provided the company investor is a resident of the European Union or the EEA and provided the taxation of dividends should have been waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the country in which the company investor is resident had the shares been Subsidiary Shares.
Dividend payments on both Tax-Exempt and Taxable Portfolio Shares will generally be subject to a tax rate of 22% irrespective of ownership period. While the actual withholding tax rate is as a starting point 27%, it can be reduced if certain requirements are met. If the withholding tax rate applied is higher than the applicable final tax rate for the ADS holder, a request for a refund of Danish tax in excess hereof can be made by the ADS holder in the following situations:
Reduction According to Tax Treaty
In the event that the shareholder is a resident of a state with which Denmark has entered into a double taxation treaty, the shareholder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%.

Denmark has entered into tax treaties with a large number of countries, including the United States and almost all members of the European Union. The tax treaty between Denmark and the United States, or the “Treaty”, generally provides for a 15% rate.
Reduction According to Danish Tax law
A corporate ADS holder to whom the 44% withholding tax rate mentioned above does not apply can always request a refund of at least 5% corresponding to the difference between a 27% withholding tax and the Danish CIT rate of 22%.
If the ADS holder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) in the company and the ADS holder is resident in a jurisdiction which has a tax treaty or an international agreement, convention or other administrative agreement on assistance in tax according to which the competent authority in the state of the ADS holder is obligated to exchange information with Denmark, dividends are generally subject to a tax rate of 15%. If the ADS holder is tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the ADS holder together with related ADS and shareholders holds less than 10% of the nominal share capital of the company. Note that the reduced tax rate does not affect the withholding rate, hence, in this situation the ADS holder must also in this situation claim a refund as described above in order to benefit from the reduced rate. Where a non-resident company of Denmark holds ADSs which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.
The recent communications and binding rulings from the Danish Tax Assessment Council indicate that a holder of ADSs selling such ADSs back to the company should be exempt from withholding tax on the basis of a specific exception applying to shares in listed companies. It should be emphasized that these rulings are based on an individual analysis based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings.
Share Transfer Tax and Stamp Duties
No Danish share transfer tax or stamp duties should be payable on transfer of the shares.
Certain Material U.S. Federal Income Tax Considerations
The following discussion describes certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of ADSs by a U.S. Holder (as defined below) that acquires the ADSs and holds them as a capital asset (generally, property held for investment) under the Internal Revenue Code of 1986, as amended from time to time, or the “Code”. This discussion is based upon existing U.S. tax law (including the Code, its legislative history, existing, temporary and proposed United States Department of the Treasury Regulations promulgated thereunder, or the “Treasury Regulations”, administrative and judicial interpretations thereof, and other published rulings, guidance, and court decisions) in effect on the date hereof. These tax laws are subject to change, possibly with retroactive effect, and subject to differing interpretations that could affect the tax consequences described herein. No ruling has been sought from the Internal Revenue Service, or the “IRS”, or any other taxing authority, with respect to any U.S. federal income tax consequences described below. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS, other taxing authorities, and the U.S. courts could disagree with one or more of the positions taken in this summary. This summary is not binding on the IRS or any other taxing authority or court, none of which are precluded from taking a position that is different from or contrary to, any position taken in this summary and there can be no assurance that the IRS, other taxing authority, or a court will not take a contrary position. No opinion from U.S. legal counsel has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of the ADSs.
This discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. Holders in light of their particular circumstances or status, including investors subject to special tax rules (such as, banks, and other financial institutions, insurance companies, broker-dealers in stocks, securities, currencies, or notional principal contracts, traders that have elected to mark securities to market, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, tax-exempt organizations (including private foundations and charitable remainder trusts), pension plans, persons that hold the ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated investment or transaction as determined for U.S. federal income tax purposes, persons whose “functional currency” is not the USD, U.S. expatriates or former long-term residents of the United States, persons that directly, indirectly or constructively own 10% or more (by vote or value) of the Company, persons who acquired interests in the Company pursuant to the exercise of any employee share option or otherwise as compensation, or persons holding interests in the Company through partnerships or other pass-through entities).
This summary does not address the treatment of a non-U.S. holder, nor does it address the tax treatment under the laws of any U.S. state or local or non-U.S. taxing jurisdiction, the special tax accounting rules under Section 451(b) of the Code, or any U.S. estate, gift or alternative minimum tax consequences.
This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of the ADSs. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs that, for U.S. federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) a valid election under applicable Treasury Regulations is in effect for the trust to be treated as a United States person.

If a partnership or other pass-through entity (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds the ADSs, the tax treatment of a person treated as a partner or other owner in the partnership or other pass-through entity for U.S. federal income tax purposes generally will depend on the status of the partner or other owner and the activities of the partnership or other pass-through entity. Partnerships (and other entities or arrangements so treated for U.S. federal income tax purposes) and their partners should consult their own tax advisors.
In general, for U.S. federal income tax purposes, a holder of ADSs will be treated as the owner of the shares represented by those ADSs. Exchanges of shares for ADSs, and ADSs for shares, generally will not be subject to U.S. federal income tax.
This discussion addresses only U.S. Holders and does not discuss any tax considerations other than U.S. federal income tax considerations. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S., income and other tax consequences of the purchase, ownership, and disposition of ADSs.
Dividends
Under the U.S. federal income tax laws, and subject to the PFIC (as defined below) rules discussed below under “— Passive Foreign Investment Company Considerations”, any distributions of cash or other property with respect to the ADSs (including any amounts withheld in respect thereof), generally will, to the extent made out of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes, constitute dividends for U.S. federal income tax purposes. Generally, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is includible in income for a U.S. Holder and subject to U.S. federal income taxation. Dividends paid to a non-corporate U.S. Holder that constitute dividend income from a “qualified foreign corporation” will be taxable at a preferential tax rate applicable to long-term capital gains, provided that the U.S. Holder holds the ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. The ADSs are listed on The Nasdaq Capital Market, which is an established securities market in the United States. We therefore expect that dividends we pay with respect to the ADSs generally will constitute qualified dividend income. There can be no assurance, however, that the ADSs will be considered readily tradeable on an established securities market in later years.
A U.S. Holder must include any Danish tax withheld from the dividend payment, as described above under “— Danish Tax Considerations — Taxation of Shareholders Residing Outside Denmark,” in the gross amount of any dividend paid even though the holder does not in fact receive it. The dividend is taxable to the holder when the depositary receives the dividend, actually or constructively. Because we are not a U.S. corporation and do not expect to meet the dividends-received deduction eligibility criteria for non-U.S. corporations, the dividend is not expected to be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount of the dividend distribution includible in a U.S. Holder’s income will be the USD value of the Danish Krone payments made, determined at the spot Danish Krone/USD rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into USD. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date the payment is converted into USD will be treated as ordinary income or loss to the U.S. Holder and will not be eligible for the special tax rate applicable to qualified dividend income. The currency gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.
To the extent a distribution with respect to ADSs exceeds our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, the distribution will be treated, first, as a tax-free return of the U.S. Holder’s capital invested in the Company, up to the holder’s adjusted tax basis in its ADSs, and, thereafter, as capital gain, which is subject to the tax treatment described below in “— Gain on Sale, Exchange or Other Taxable Disposition of ADSs.”
Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, all distributions paid will generally be treated as “dividends” for U.S. federal income tax purposes.
Dividends paid by the Company generally will be treated as income from foreign sources for U.S. foreign tax credit purposes and generally will constitute passive category income. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ADSs, including the Danish tax withheld in accordance with the Treaty and paid over to the Danish taxing authority, which may, subject to such limitations, be creditable against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld, may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. To the extent a refund of the tax withheld is available to a U.S. Holder under Danish law or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. Investors are urged to consult their own tax advisors about the availability of any foreign tax credits or deductions in respect to their specific tax situations.

Sale, Exchange or Taxable Disposition of ADSs
Subject to the PFIC rules described below under “— Passive Foreign Investment Company Considerations”, a U.S. Holder that sells, exchanges or otherwise disposes of ADSs in a taxable disposition generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the United States dollar value of the amount realized and the holder’s adjusted tax basis, determined in United States dollars, in the ADSs. Gain or loss recognized on such a sale, exchange or other disposition of ADSs generally will be long-term capital gain if the U.S. Holder’s holding period in the ADSs exceeds one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. A U.S. Holder’s ability to deduct capital losses is subject to limitations.
Passive Foreign Investment Company Considerations
We believe that we were not a PFIC for our 2024 taxable year, but have not made a determination as to whether the Company will or will not be treated as a PFIC in the current taxable year and subsequent taxable years. The determination of PFIC status is inherently factual, is subject to a number of uncertainties (including with respect to the market price of the ADSs, which may fluctuate considerably), and can be determined only annually after the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding our PFIC status.
If we were classified as a “passive foreign investment company”, or a “PFIC”, for U.S. federal income tax purposes in any taxable year, a U.S. Holder would be subject to special rules with respect to distributions on and sales, exchanges and other dispositions of the ADSs. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the Company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. However, certain rents and royalties received from unrelated parties in connection with the active conduct of a trade or business are not considered passive income for purposes of the PFIC test. For purposes of the PFIC test, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
If we were a PFIC with respect to a U.S. Holder, then unless such U.S. Holder makes one of the elections described below, a special tax regime would apply to the U.S. Holder with respect to (i) any “excess distribution” (generally, aggregate distributions in any year that are greater than 125% of the average annual distribution received by the holder in the shorter of the three preceding years or the holder’s holding period for the ADSs) and (ii) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over the U.S. Holder’s holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. If we were determined to be a PFIC, this tax treatment for U.S. Holders would apply also to indirect distributions and gains deemed realized by U.S. Holders in respect of stock of any of our subsidiaries determined to be PFICs. In addition, dividend distributions would not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “— Dividends.”

A U.S. Holder that holds the ADSs at any time during a taxable year in which we are classified as a PFIC generally will continue to treat such ADSs as ADSs in a PFIC, even if we no longer satisfy the PFIC income and asset tests described above, unless the U.S. Holder elects to recognize gain via a “deemed sale” election, which will be taxed under the excess distribution rules as if such ADSs had been sold on the last day of the last taxable year for which we were a PFIC. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the ADSs with respect to which such election was made will not be treated as ADSs in a PFIC.
Certain elections by a U.S. Holder would alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the ADSs, as described below. These elections include a “qualified electing fund” or “QEF” election and a “mark-to-market” election, which is described in more detail below. We do not expect that a U.S. Holder would be able to make a QEF election with respect to the ADSs because we do not intend to provide to U.S. Holders the required information to make a valid QEF election.
In the event we are determined to be a PFIC, the rules applicable to PFICs described above would not apply to a U.S. Holder that makes a “mark-to-market” election with respect to the ADSs, but this election will be available with respect to the ADSs only if they meet certain minimum trading requirements to be considered “marketable stock” for purposes of the PFIC rules. Generally, ADSs will be treated as marketable stock if they are “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. ADSs generally will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs will be considered marketable stock as long as they remain listed on The Nasdaq Capital Market and are regularly traded. We anticipate that the ADSs should qualify as being regularly traded, but no assurances may be given in this regard.
A U.S. Holder that makes a valid mark-to-market election for the first tax year in which the holder holds (or is deemed to hold) ADSs and for which we are a PFIC will be required to include each year an amount equal to the excess, if any, of the fair market value of such ADSs the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in such ADSs. The U.S. Holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the ADSs over the fair market value of such ADSs as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to such ADSs included by the U.S. Holder under the election for prior taxable years and may be subject to certain other limitations. The U.S. Holder’s adjusted tax basis in such ADSs will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other taxable disposition of such ADSs, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of ADSs to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss.
Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the ADSs cease to be treated as marketable stock for purposes of the PFIC rules or the IRS consents to its revocation. The excess distribution rules described above generally will not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. However, if we were a PFIC for any year in which the U.S. Holder owns the ADSs but before a mark-to-market election is made, the interest charge rules described above would apply to any mark-to-market gain recognized in the year the election is made.
A U.S. Holder of PFIC shares or ADSs must generally file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund). The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax. U.S. Holders are urged to consult their tax advisors as to our status as a PFIC, and the tax consequences to them if we were a PFIC, including the reporting requirements and the desirability of making, and the availability of, a mark-to-market election with respect to the ADSs.
Net Investment Income Tax
Non-corporate U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of ADSs. A U.S. person that is an individual, estate or trust is encouraged to consult its tax advisors regarding the applicability of this net investment income tax to its income and gains in respect of any investment in ADSs.
Information Reporting with Respect to Foreign Financial Assets
Individual U.S. Holders may be subject to certain reporting obligations on IRS Form 8938 (Statement of Specified Foreign Financial Assets) with respect to the ADSs for any taxable year during which the U.S. Holder’s aggregate value of these and certain other “specified foreign financial assets” exceed a threshold amount that varies with the filing status of the individual. This reporting obligation also applies to domestic entities formed or availed of to hold, directly or indirectly, specified foreign financial assets, including the ADSs. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so.
U.S. Holders who acquire ADSs for cash may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) with the IRS and to supply certain additional information to the IRS if (i) immediately after the transfer, the U.S. Holder owns directly or indirectly (or by attribution) at least 10% of our total voting power or value or (ii) the amount of cash transferred to us in exchange for ADSs, when aggregated with all related transfers under applicable Treasury Regulations, exceeds $100,000. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.
Information Reporting and Backup Withholding
Dividend payments with respect to the ADSs and proceeds from the sale, exchange or other taxable disposition of the ADSs may be subject to information reporting to the IRS and possible U.S. backup withholding. In general, information reporting, including IRS Form 1099 reporting, will apply to dividends in respect of ADSs and the proceeds from the sale, exchange or other taxable disposition of ADSs that are paid to a holder of ADSs within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient such as a corporation. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding. U.S. Holders that are required to establish their exempt status generally must provide such certification on IRS Form W-9. Backup withholding is not an additional tax. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the U.S. Holder’s income tax liability by filing a refund claim with the IRS, provided that the required information is timely furnished to the IRS. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

PLAN OF DISTRIBUTION
We have previously entered into the Sales Agreement with Jones, under which we may issue and sell our ordinary shares represented by ADSs from time to time through Jones acting as sales agent. Pursuant to this prospectus supplement, we may offer and sell up to $4,480,000 of our ADSs. Sales of our ADSs, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act.
Each time we wish to issue and sell ADSs, we will notify Jones of the number of ADSs to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Jones, unless Jones declines to accept the terms of the notice, Jones has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices and the applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market, to sell such ADSs up to the amount specified on such terms. We may instruct Jones not to sell ADSs if the sales cannot be effected at or above the price designated by us in any such instruction. We or Jones may suspend the offering of ADSs being made through Jones under the Sales Agreement upon proper notice to the other party.
We will pay Jones commissions for its services in acting as agent in the sale of ADSs. Jones will be entitled to compensation at a commission rate of 3.0% of the aggregate gross sales price of the ADSs sold. Jones may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from Jones and/or purchasers of ADSs for whom they may act as agents or to whom they may sell as principal. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Jones for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $125,000 and certain ongoing expenses, as provided in the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Jones under the terms of the Sales Agreement, will be approximately $100,000.
The settlement for sales of ADSs between us and Jones is generally anticipated to occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Jones in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of ADSs as contemplated in this prospectus supplement will be settled through the facilities of the Depository Trust Company, or DTC, or by such other means as we and Jones may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the ADSs on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jones will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Jones against certain civil liabilities, including liabilities under the Securities Act.
The offering of the ADSs pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein.
Jones and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates for which services they may in the future receive customary fees.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. We will file a copy of the Sales Agreement as an exhibit to a report on Form 6-K filed under the Exchange Act and will be incorporated by reference in this prospectus supplement.
The address of Jones is 325 Hudson Street, New York, NY 10017.

LEGAL MATTERS
The validity of the Danish securities in respect of which this prospectus supplement and accompanying prospectus is being delivered and certain legal matters with respect to Danish law will be passed upon by Mazanti-Andersen Advokatpartnerselskab, Copenhagen, Denmark. Certain matters in respect of U.S. securities laws will be passed upon by Duane Morris LLP, New York, New York. JonesTrading Institutional Services LLC is being represented in connection with this offering by Cooley LLP, New York, New York, with respect to U.S. federal law.
EXPERTS
The consolidated financial statements of Evaxion Biotech A/S appearing in Evaxion Biotech A/S’s Annual Report (Form 20-F) for the year ended December 31, 2023 have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The registered business address of EY Godkendt Revisionspartnerselskab is Dirch Passers Allé 36, 2000 Frederiksberg, Denmark.
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are organized under the laws of Denmark, with a domicile in the municipality of Hørsholm, Denmark.
Some of the members of our board of directors and executive management are residents of Denmark or other jurisdictions outside the United States. A substantial portion of ours and such persons’ assets are located in Denmark or other jurisdictions outside the United States. As a result, it may not be possible for investors to effect service of process upon such persons or us with respect to litigation that may arise under U.S. law or to enforce against them or our company judgments obtained in U.S. courts, whether or not such judgments were made pursuant to civil liability provisions of the federal or state securities laws of the United States or any other laws of the United States.
There is not currently a treaty between the United States and Denmark providing for reciprocal recognition and enforceability of judgments rendered in connection with civil and commercial disputes and, accordingly, that a final judgment (other than arbitration awards) rendered by a U.S. court based on civil liability would not be enforceable in Denmark. It is uncertain whether Danish courts would allow actions to be predicated on the securities laws of the United States or other jurisdictions outside Denmark. Danish courts are likely to deny claims for punitive damages and may grant a reduced amount of damages compared to U.S. courts.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.
The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at
We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short- swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the
SEC as frequently or as promptly as U.S. registrants whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will furnish to the SEC, on Form 6-K, unaudited interim financial information.
We maintain a corporate website at www.evaxion.ai. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.
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INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed or furnished, as applicable, separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed or furnished document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and accompanying prospectus modifies or replaces that statement.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on March 26, 2024;

•
our reports on Form 6-K filed with the SEC on January 8, 2024, January 10, 2024, January 12, 2024, January 22, 2024, January 24, 2024, January 26, 2024, February 1, 2024, February 5, 2024,

February 6, 2024, February 7, 2024, February 7, 2024, February 20, 2024, February 29, 2024, March 13, 2024, March 19, 2024, March 27, 2024, March 29, 2024, April 2, 2024, April 17, 2024, April 25, 2024, May 10, 2024, May 23, 2024, May 24, 2024, May 28, 2024, June 3, 2024, June 3, 2024, June 7, 2024, June 17, 2024, June 18, 2024, June 24, 2024, June 26, 2024, July 2, 2024, July 2, 2024, July 3, 2024, July 3, 2024, July 16, 2024, August 2, 2024, August 8, 2024, August 12, 2024, August 14, 2024, August 14, 2024, August 19, 2024, September 9, 2024, September 9, 2024, September 16, 2024, September 19, 2024, September 20, 2024, September 26, 2024, October 1, 2024, October 3, 2024, October 4, 2024, October 9, 2024, October 28, 2024, October 31, 2024, November 13, 2024, November 13, 2024; November 13, 2024; December 3, 2024; December 9, 2024; December 12, 2024; December 17, 2024; December 26, 2024; December 30, 2024; January 7, 2025; January 10, 2025; January 14, 2025; January 15, 2025; January 21, 2025; January 27, 2025; January 28, 2025; January 30, 2025; January 31, 2025; February 12, 2025; February 14, 2025; February 25, 2025; March 4, 2025; and March 25, 2025; and
•
the description of our ordinary shares and American Depositary Shares contained in our registration statement on Form 8-A (File No. 001- 39950), filed with the SEC on January 26, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus supplement and the accompanying prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.
Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement and the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus on the written or oral request of that person made to:
Evaxion Biotech A/S
Dr. Neergaards Vej 5F
2970 Hørsholm
Denmark
Tel: + 45 53 53 18 50
EXPENSES
The following table sets forth the expenses, other than any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus supplement and the accompanying prospectus are a part. All amounts are estimated other than the SEC registration fee and FINRA filing fee.
SEC registration fee	$4,635
FINRA filing fees	$500
Legal fees and expenses	$100,000
Accounting fees and expenses	$25,000
Printing expenses	$10,000
Miscellaneous expenses	$5,000
Total	$145,135

P R O S P E C T U S
$50,000,000
Evaxion Biotech A/S
Ordinary Shares
(including Ordinary Shares represented by American Depositary Shares)
We may offer and sell up to $50,000,000 of our ordinary shares, DKK 0.25 nominal value, including ordinary shares represented by American Depositary Shares, or ADSs, from time to time in one or more offerings. This prospectus describes the general manner in which these securities will be offered. We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before investing in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our ordinary shares may be represented by American Depositary Shares, or ADSs. Each ADS represents the right to receive fifty ordinary shares.
ADSs representing our ordinary shares are listed on The Nasdaq Capital Market, under the symbol “EVAX.” On March 10, the last reported sale price of ADSs, as reported on The Nasdaq Capital Market, was $1.83 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.
Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, or public float, as of March 13, 2025, was approximately US$28.995 million, which was calculated based on 241,627,342 ordinary shares held by non-affiliates and the per ADS price of US$6.00, which was the closing price of our ADSs on January 27, 2025. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold securities in the amount of $5,184,174 pursuant to General Instruction I.B.5 of Form F-3.
On May 20, 2022, we filed with the SEC a registration statement on Form F-3 (File No. 333-265132) utilizing a shelf registration process, which registration statement was declared effective on June 2, 2022 (the “2022 F-3”). Under this shelf registration process, we were initially entitled to, from time to time, sell up to $100 million in the aggregate of ordinary shares and ordinary shares represented by ADSs. As of the date of this prospectus, we have sold $14,413,305.50 of securities under the 2022 F-3.
The 2022 F-3 expires on June 2, 2025 and therefore, we are filing this registration statement as a new shelf registration statement, with unsold securities and fees paid under the “expiring” registration statement rolled over herein.
Securities may be sold to or through one or more underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable discounts or commissions and options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information.

Investing in these securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
None of the Securities and Exchange Commission, any state securities commission, the Danish Financial Supervisory Authority, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time in one or more offerings, up to a total dollar amount of $50,000,000 of ordinary shares, including ordinary shares represented by ADSs.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation By Reference,” before investing in any of the securities being offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Evaxion,” “the Company,” “we,” “us” and “our” refer to Evaxion Biotech A/S and its wholly owned subsidiaries. In this prospectus, any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender. All references to “shares” in this prospectus refer to ordinary shares of Evaxion Biotech A/S with a nominal value of DKK 1 per share.
For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

We are incorporated in Denmark, and many of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic registrants whose securities are registered under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act.
All references in this Prospectus to “$” mean U.S. dollars and all references to “DKK” mean Danish Kroner.
Our financial information is presented in our presentation currency, U.S. Dollar, or USD. Our functional currency is the Danish Krone, or DKK. Certain Danish Krone amounts in this prospectus have been translated solely for convenience into USD at an assumed exchange rate of DKK 6.7447 per $1.00, which was the rounded official exchange rate of such currencies as of December 31, 2023. We used an assumed exchange rate of DKK 6.9664 per $1.00, which was the official rounded exchange rate of such currencies as of June 30, 2024 for the unaudited interim periods ended June 30, 2024 and an assumed exchange rate of DKK 6.6595 per $1.00, which was the official rounded exchange rate of such currencies as of September 30, 2024 for the unaudited interim periods ended September 30, 2024.
Foreign currency transactions are translated into our functional currency, DKK, using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized as financial income or financial expenses in the consolidated statements of comprehensive loss. Non-monetary items in foreign currency, which are measured at cost at the consolidated statements of financial position date are translated into our functional currency, DKK, using the exchange rates at the date of the transaction. Such DKK translated amounts are not necessarily indicative of the amounts of DKK that could have actually been purchased with the underlying currency being exchanged into DKK at the dates indicated.
Assets and liabilities in our functional currency are translated to our presentation currency, USD, at the exchange rates applicable on December 31, 2023, June 30, 2024 and September 30, 2024 for the respective period. Income and expenses in our functional currency are translated to USD at the average exchange rate, which corresponds to an approximation of the exchange rates prevailing on each individual transaction date. Translation differences arising in the translation to presentation currency are recognized in other comprehensive income. Such USD amounts are not necessarily indicative of the amounts of USD that could actually have been purchased upon exchange of DKK at the dates indicated.
We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.
On January 22, 2024, we effected a change to the ratio of the ADSs to our ordinary shares from one ADS representing one (1) ordinary share to one ADS representing ten (10) ordinary shares (the “2024 ADS Ratio Change”).
On January 14, 2025, we effected a second change to the ratio of the ADSs to our ordinary shares from one ADS representing ten (10) ordinary shares to one ADS representing fifty (50) ordinary shares (the “2025 ADS Ratio Change” and together with the 2024 ADS Ratio Change, the “ADS Ratio Change”). Except as otherwise indicated, all information in this prospectus gives retroactive effect to the ADS Ratio Change.
We have made rounding adjustments to reach some of the figures included in this prospectus. As a result, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.
This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factor Summary” and in the Form 20-F for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission (the “2023 Form 20-F”) incorporated by reference in this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.
Some of our trademarks and trade names are used in this prospectus, which are intellectual property owned by the Company. This prospectus also includes trademarks, trade names, and service marks that are the property of other organizations. Solely for convenience, our trademarks and trade names referred to in this prospectus appear without the TM symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Company discusses in this prospectus its business strategy, market opportunity, capital requirements, product introductions and development plans and the adequacy of the Company’s funding. Other statements contained in this prospectus, which are not historical facts, are also forward-looking statements. The Company has tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.
The Company cautions investors that any forward-looking statements presented in this prospectus, or that the Company may make orally or in writing from time to time, are based on the beliefs of, assumptions made by, and information currently available to, the Company. These statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond its control or ability to predict. Although the Company believes that its assumptions are reasonable, they are not a guarantee of future performance, and some will inevitably prove to be incorrect. As a result, its actual future results can be expected to differ from its expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. Certain risks are discussed in this prospectus and also from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”).
This prospectus and all subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company does not undertake any obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date of this prospectus.
In particular, you should consider the risks provided under “Risk Factors Summary” in this prospectus and in the 2023 Form 20-F incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY
This summary does not contain all of the information that may be important to you in making your investment decision. In addition to this summary, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our ordinary shares and the ADSs discussed under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus before deciding whether to invest in the ordinary shares and ADSs. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
The Company
Corporate Overview
Evaxion Biotech A/S is a pioneering clinical-stage TechBio company based upon the Artificial Intelligence (AI) platform: AI-Immunology™. The AI-Immunology™ platform consists of five proprietary and scalable AI prediction models harnessing the power of data, machine learning and artificial intelligence to decode the human immune system. This enables the development of novel vaccines for the treatment of cancer as well as bacterial and viral infections.
We believe we are the first in the world to demonstrate a correlation between the predictive power of AI and clinical response in patients, as evidenced by a clear association between AI-Immunology™ predictions and progression free survival in metastatic melanoma cancer patients. AI-Immunology™ allows for fast and effective discovery, design and development of novel vaccines and offers a strong value proposition to both existing and potential pharma partners. The value proposition is supported by AI-Immunology™ being preclinically and clinically validated, adaptable, scalable to other disease areas and, we believe, significantly reduces development costs and risks. Partnerships are essential to realizing the full value of the opportunities AI-Immunology™ offers and we have a strong focus on partnering as part of our strategy execution. Our recently announced significantly expanded partnership with MSD validates this approach and confirms the value of the AI-Immunology™ platform seen from an external perspective. Further, we have developed a clinical-stage cancer pipeline of novel personalized therapeutic vaccines and a preclinical prophylactic vaccine pipeline for bacterial and viral diseases with high unmet medical needs based on AI-Immunology™ identified vaccine targets. Evaxion is committed to transforming patients’ lives by providing innovative and targeted treatment options through AI-Immunology™. Our purpose is saving and improving lives with AI-Immunology™.
Corporate Information
We were incorporated under the laws of the Kingdom of Denmark on August 11, 2008, as a private limited liability company (in Danish: Anpartsselskab, or ApS) and are registered with the Danish Business Authority (in Danish: Erhvervsstyrelsen) in Copenhagen, Denmark under registration number 31762863. On March 29, 2019, our company was converted into a public limited liability company (in Danish: Aktieselskab, or A/S). Our principal executive offices are located at Dr. Neergaards Vej 5F, 2970 Hørsholm, Denmark and our telephone number is +45 31 31 97 53. Our website address is www.evaxion.ai. The information on, or that can be accessed through, our website is not part of and is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.
Implications of Being an “Emerging Growth Company”
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities

Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of all our ordinary shares, including those represented by the ADSs, that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
Notwithstanding these exemptions, we have filed and will continue to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.
Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules for public companies in the United States under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Even if we no longer qualify as an emerging growth company, so long as we remain a foreign private issuer, we will continue to be exempt from such compensation disclosures.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.
Recent Developments
Extraordinary General Meeting
On January 17, 2025, an extraordinary general meeting of Evaxion was held, where it was approved to reduce our share capital by nominal DKK 58,980,417 from nominal DKK 78,640,556 to nominal DKK 19,660,139 to cover loss. Furthermore, it was approved to reduce the nominal value of the shares from nominal DKK 1 per share to nominal DKK 0.25 per share, and our Article of Association were amended accordingly.
ADS Ratio Change
Our board of directors approved the change in the ratio of ADSs evidencing ordinary shares from one (1) ADS representing ten (10) ordinary shares to one (1) ADS representing fifty (50) ordinary shares, which resulted in a one for five (5) reverse split of the issued and outstanding ADSs. The 2025 ADS Ratio Change was effective January 14, 2025. All ADS and related warrant information presented in this prospectus, including our financial statements and accompanying footnotes, has been retroactively adjusted to reflect the reduced number of ADSs resulting from the ADS Ratio Change, unless otherwise noted.
Receipt of Nasdaq Notification
On May 7, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) Listing Qualifications Department notified us that the Company no longer complied with Nasdaq Listing Rule 5550(b)(1) (the “Rule”). Under the Rule, companies listed on Nasdaq must maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). The Company’s stockholders’ equity of $(4,729,000) for the period ended December 31, 2023, was below the Stockholders’ Equity Requirement for continued listing.
On May 31, 2024, we submitted a plan to the staff at the Nasdaq Listing Qualifications Department (the “Staff”) to regain compliance with the Stockholders’ Equity Requirement (the “Compliance Plan”), and on June 13, 2024, the Staff notified the Company (the “Letter”) that it would be granted an extension until November 4, 2024, to demonstrate compliance with the Rule to meet the continued listing requirements of Nasdaq, conditioned upon the Company evidencing compliance with the Rule. As of February 14, 2025, we announced that Nasdaq had withdrawn its determination to delist Evaxion, and the company will remain listed as fully compliant with Nasdaq’s rules. In line with the applicable Nasdaq rules in such circumstances, the notice also indicated that Nasdaq had imposed a “Mandatory Panel Monitor,” as that term is defined in Nasdaq Listing Rule 5815(d)(4)(B), for a period of one year from the date of the compliance determination.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2023, or our Annual Report, and reports on Form 6-K as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may offer and sell an indeterminate number of ordinary shares, including ordinary shares represented by ADSs, from time to time in one or more offerings pursuant to this prospectus (as may be detailed in a prospectus supplement) up to a total dollar amount of $50,000,000. The actual price per share of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

PRINCIPAL MARKETS FOR OUR ORDINARY SHARES AND THE ADSs
Our ADSs representing our ordinary shares have been listed on The Nasdaq Capital Market under the symbol “EVAX” since February 5, 2021. Prior to that date, there was no public trading market for our ordinary shares or for ADSs.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in the Kingdom of Denmark and Delaware corporate law, the law under which many publicly listed companies in the United States are incorporated. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our articles of association, which are included as an exhibit to the registration statement of which this prospectus is a part.
Introduction
Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association and relevant provisions of the Danish Companies Act. The summary includes certain references to and descriptions of material provisions of our articles of association to be effective in connection with the consummation of the offering and Danish law in force as of the date of this prospectus. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to our articles of association. Further, please note that as an ADS holder you will not be treated as one of our shareholders and will not have any shareholder rights.
General
We were incorporated under the laws of Denmark on August 11, 2008, as a private limited liability company (in Danish: Anpartsselskab, or ApS) and are registered with the Danish Business Authority (in Danish: Erhvervsstyrelsen) in Copenhagen, Denmark under registration number 31762863. On March 29, 2019, our company was converted into a public limited liability company (in Danish: Aktieselskab, or A/S). The ADSs were publicly listed for trading on The Nasdaq Capital Market under the symbol “EVAX” on February 5, 2021. Our principal executive offices are located at Dr. Neergaards Vej 5f, DK-2970 Hørsholm, Denmark and our telephone number is + 45 53 53 18 50.
Our website address is www.evaxion-biotech.com. The information on, or that can be accessed through, our website is not part of and is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.
Development of the Share Capital
As of March 11, 2025, our registered, issued and outstanding ordinary shares amounted to 315,828,606.
Following the reduction of the nominal share capital to DKK 0.25 per share approved at extra ordinary general meeting the share capital was reduced from DKK 78,640,556 to DKK 19,660,139. The development of our share capital since December 31, 2016 to March 11, 2025 is set forth in the table below. The below Price Per Share (DKK) is based on the registrations with the Danish Business Authority.
Date	Transaction	Share Capital After Transaction	Price Per Share (DKK) (Rounded)
August 2008	Formation (Nominal DKK 1)	250,000	1.00
March 2014	Cash contribution (Nominal DKK 1)	268,148	120.00
December 2014	Cash contribution (Nominal DKK 1)	316,751	178.22
December 2015	Cash contribution (Nominal DKK 1)	336,549	435.76
March 2016	Cash contribution (Nominal DKK 1)	342,880	432.12
September 2017	Cash contribution (Nominal DKK 1)	358,806	1,034.75
March 2019	Transfer of reserves (Nominal DKK 1)	717,612	1.00
July 2019	Cash contribution and debt conversion (Nominal DKK 2)	836,994	914.71(avg)
December 2019	Cash contribution (Nominal DKK 1)	843,564	1,037.50

Date	Transaction	Share Capital After Transaction	Price Per Share (DKK) (Rounded)
September 2020	Cash contribution (Nominal DKK 1)	884,974	1,002.90
October 2020	Cash contribution (Nominal DKK 1)	899,926	1,008.45
January 2021	Share split 2-for-1 (Nominal DKK 1)	899,926	—
January 2021	Bonus share issuance 17-for-1 (Nominal DKK 1)	16,198,668	—
February 2021	Initial public offering (3,000,000 ADSs / 3,000,000 new share issue)	19,198,668	61.99
November 2021	Follow-on public offering (3,942,856 ADSs / 3,942,856 new share issue)	23,141,524	45.00
November 2021	Cash contribution (Nominal DKK 1)	23,184,656	1.00
November 2021	Cash contribution (Nominal DKK 1)	23,203,808	1.00
April 2022	Cash contribution (Nominal DKK 1)	23,257,880	1.00
June 2022	Cash contribution (Nominal DKK 1)	23,350,193	1.00
June 2022	Cash Contribution (Nominal DKK 1)	23,387,858	1.00
June 2022	Conversion of Debt (Nominal DKK 1)	23,816,430	19.54
June 2022	Cash Contribution (Nominal DKK 1)	23,833,694	1.00
August 2022	Cash Contribution (Nominal DKK 1)	23,926,007	1.00
August 2022	Cash Contribution (Nominal DKK 1)	23,967,092	1.00
September 2022	Cash Contribution (Nominal DKK 1)	23,977,928	1.00
October 2022	Jones Sales Agreement (23,405 ADSs / 23,405 new share issue)	24,001,333	21.67
October 2022	Jones Sales Agreement (26,396 ADSs / 26,396 new share issue)	24,027,729	21.83
October 2022	Jones Sales Agreement (64,601 ADSs / 64,601 new share issue)	24,092,330	22.60
December 2022	Cash contribution (Nominal DKK 1)	24,134,963	1.00
December 2022	Jones Sales Agreement (4,450 ADSs / 4,450 new share issue)	24,139,413	15.62
January 2023	Jones Sales Agreement (186,584 ADSs / 186,584 new share issue)	24,325,997	13.82
January 2023	Jones Sales Agreement (447,829 ADSs / 447,829 new share issue)	24,773,826	13.40
January 2023	Jones Sales Agreement (94,278 ADSs / 94,278 new share issue)	24,868,104	12.59
January 2023	Jones Sales Agreement (259,407 ADSs / 259,407 new share issue)	25,127,511	12.24
January 2023	Jones Sales Agreement (79,657 ADSs / 79,657 new share issue)	25,207,168	11.47
January 2023	Jones Sales Agreement (71,678 ADSs / 61,678 new share issue)	25,278,846	11.19
February 2023	Jones Sales Agreement (96,271 ADSs / 96,271 new share issue)	25,375,117	12.42
February 2023	Jones Sales Agreement (1,003,802 ADSs / 1,003,802 new share issue)	26,378,919	13.86
February 2023	Jones Sales Agreement (42,808 ADSs / 42,808 new share issue)	26,421,727	11.79
March 2023	Jones Sales Agreement (16,280 ADSs / 16,280 new share issue)	26,438,007	8.94
May 2023	Cash Contribution (Nominal DKK 1)	26,572,737	1.00
May 2023	Cash Contribution (Nominal DKK 1)	26,623,862	1.00
June 2023	Cash Contribution (Nominal DKK 1)	26,773,862	1.00
June 2023	Jones Sales Agreement (861,614 ADSs* / 861,614 new share issue)	27,635,476	12.03
June 2023	Cash Contribution (Nominal DKK 1)	27,640,300	1.00
July 2023	Jones Sales Agreement (11,348 ADSs* / 11,348 new share issue)	27,651,648	8.43
September 2023	Cash Contribution (Nominal DKK 1)	27,662,484	1.00
September 2023	Jones Sales Agreement (54,099 ADSs* / 54,099 new share issue)	27,716,583	5.50
September 2023	Jones Sales Agreement (51,750 ADSs* / 51,750 new share issue)	27,768,333	5.33
September 2023	Jones Sales Agreement (45,807 ADSs* / 45,807 new share issue)	27,814,140	5.29

Date	Transaction	Share Capital After Transaction	Price Per Share (DKK) (Rounded)
October 2023	Jones Sales Agreement (54,829 ADSs* / 54,829 new share issue)	27,868,969	6.04
November 2023	Jones Sales Agreement (50,281 ADSs* / 50,281 new share issue)	27,919,250	7.92
November 2023	Jones Sales Agreement (19,387 ADSs* / 19,387 new share issue)	27,938,637	4.95
November 2023	Jones Sales Agreement (77,119 ADSs* / 77,119 new share issue)	27,015,756	5.08
November 2023	Jones Sales Agreement (43,950 ADSs* / 43,950 new share issue)	28,059,706	5.19
November 2023	Jones Sales Agreement (21,136 ADSs* / 21,136 new share issue)	28,080,842	5.40
November 2023	Jones Sales Agreement (24,316 ADSs* / 24,316 new share issue)	28,105,158	5.61
December 2023	Jones Sales Agreement (65,724 ADSs* / 65,724 new share issue)	28,170,882	5.63
December 2023	Capital Increase (PIPE) (9,726,898 ADSs* / 9,726,898 new share issue)	37,897,780	3.71
January 2024	Cash Contribution (Nominal DKK 1)	37,906,996	1.00
January 2024	Jones Sales Agreement (263,355 ADSs** / 2,633,550 new share issue)	40,540,546	6.73
February 2024	Public offering (445,000 ADSs** / 4,450,000 new share issue)	44,990,546	2.76
February 2024	Public offering (312,500 ADSs** / 3,125,000 new share issue)	48,115,546	2.74
February 2024	Cash contribution (Nominal DKK 1)	50,090,546	1.00
February 2024	Cash contribution (Nominal DKK 1)	52,150,546	1.00
April 2024	Cash contribution (Nominal DKK 1)	54,110,546	1.00
July 2024	Prefunded Warrant Exercise	55,750,546	1.00
August 2024	Jones Sales Agreement (1,000 ADSs** / 10,000 new share issue)	55,760,546	1.75
September 2024	Jones Sales Agreement (1,000 ADSs** / 10,000 new share issue)	55,770,546	1.67
September 2024	Jones Sales Agreement (1,000 ADSs** / 10,000 new share issue)	55,780,546	2.13
September 2024	Prefunded Warrant Exercise	56,850,546	1.00
September 2024	Jones Sales Agreement (31,618 ADSs** / 316,180 new share issue)	57,166,726	2.08
September 2024	Jones Sales Agreement (25,383 ADSs** / 253,830 new share issue)	57,420,556	2.08
October 2024	Prefunded Warrant Exercise	58,660,556	1.00
December 2024	Prefunded Warrant Exercise	70,130,556	1.00
January 2025	Prefunded Warrant Exercise	78,640,556	1.00
January 2025	Reduction of share capital from DKK 1 to DKK 0.25 per share	19,660,139
January 2025	Jones Sales Agreement (696,400 ADSs / 34,820,000 new share issue)	28,365,139	1.02
January 2025	Public Offering (3,997,361 ADSs / 199,868,050 new share issue)	78,332,151.50	0.39
February 2025	Warrant Exercise	78,957,151.50	0.39

*
Does not take into account the 2024 ADS Ratio Change.

**
Does not take into account the 2025 ADS Ratio Change.

Authorizations to the Board of Directors
As of March 11, 2025, our board of directors is authorized to increase the share capital as follows:
•
The board of directors is until November 23, 2025, authorized, on or more occasions, to issue warrants to the company’s investors entitling the holder to subscribe shares for a total of up to nominal value of DKK 706,873 without pre-emptive rights for the company’s shareholders. The exercise price for the warrants shall be equal to the nominal value of the company’s shares. The board of directors shall determine the terms for the warrants issued and distribution hereof.

•
The board of directors is until January 3, 2026, authorized at one or more times to increase the company’s share capital by the issuance of new shares with up to nominal DKK 11,000,000 with pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorization shall be carried out by the board of directors by way of cash contributions. The shares may be issued at market price or at a discount price as determined by the board of directors.
•
The board of directors is until January 3, 2026, authorized at one or more times to obtain loans against issuance of convertible loan notes which give the right to subscribe for shares for a total of up to nominal value of DKK 14,700,000 without pre-emptive subscription rights for the company’s shareholders. The conversion shall be carried out at a price that corresponds in aggregate to at least the market price at the time of the decision of the board of directors. Shares shall be considered issued at market price if the shares are issued at +/-10 of the listed price for the company’s shares on a relevant stock exchange in Europe or the USA.

•
The board of directors is until April 15, 2029, authorized at one or more times to issue warrants to members of our board of directors and executive management, as well as to key employees, and to increase our share capital by up to nominal DKK 9,118,438.25 without preemptive subscription rights for existing shareholders in connection with the exercise, if any, of said warrants and to determine the terms and conditions thereof.

•
The board of directors is until 15 April 2029 authorized at one or more times to issue warrants to investors, lenders, consultants and/or advisors in the company or its subsidiaries entitling the holder to subscribe for shares for a total of up to nominal value of DKK 59,921,500 without pre-emptive subscription rights for the company’s shareholders. The exercise price for the warrants issued shall at the time of issuance be determined by the board of directors at market price or at a discount price. The board of directors shall determine the terms for the warrants issued and the distribution hereof.

•
The board of directors is until May 1, 2027, authorized at one or more times to increase the company’s share capital by up to nominal DKK 18,017,977.50 without pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorization must be carried out by the board of directors by way of cash contributions. The shares may be issued at market price or at a discount to the listed price of the ADSs as determined by the board of directors. The board of directors is authorized to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of ADSs representing such shares.

The ADSs
Trades in ADSs are settled through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning ADSs held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the ADSs. The ADSs are listed for trading on The Nasdaq Capital Market under the symbol “EVAX.”
Our Warrants
We have established warrant programs for members of our board of directors, our executive management, other employees, consultants and advisors. Under the terms of our warrant plans, warrants are issued to our directors, executive management and employees, on a discretionary basis following consultation with and recommendation from our Compensation Committee. All warrants have been issued by the general meeting or by our board of directors pursuant to valid authorizations in our articles of association and the terms and conditions have, in accordance with the Danish Companies Act, been incorporated in our articles of association.
The description below merely contains a summary of the applicable terms and conditions and does not purport to be complete. As of March 11, 2025, we have issued and outstanding 4,417,201 warrants (excluding (1) the 373,127 warrants issued to the European Investment Bank, or EIB, as described below and in the section herein entitled “EIB Warrants” and (2) 50,000 warrants issued to an consultant related to the Company on September 19, 2023, (3) 9,726,898 warrants to investors as part of a direct offering in December 2023 described below in the section entitled “Investor warrants, December 21, 2023”, and (4) 39,375,000 ordinary warrants to investors and placement agent as part of a public offering in February 2024 described below in the section entitled “Public Offering Investor warrants, February, 2024”, (5) 50,000 warrants issued to an consultant related to the Company on May 7, 2024, (6) 1,500,000 warrants issued to consultants related to the Company on August 20, 2024 of which 1,400,000 warrants have expired, and (7) 99,933,850 ordinary warrants to investors as part of a public offering in January 2025 described below in the section entitled “Public Offering Investor warrants, January, 2025”. 2,500,000 of the warrants have been exercised). All prefunded warrants have been exercised. Each such warrant confers upon the holder thereof the right to subscribe to nominal DKK 1 share. Our warrants have previously been granted, on the dates, and with exercise prices as set forth below:
Grant Date	Vesting Period	Expiration Date	Exercise Price	Number of warrants
December 19, 2016	Upon IPO Event	December 31, 2036	DKK 1.0	758,448
December 10, 2017	Upon IPO Event	December 31, 2036	DKK 1.0	632,700
December 19, 2017	Upon IPO Event	December 31, 2036	DKK 1.0	141,804
December 17, 2020	See vesting principles below	December 31, 2031	DKK 1.0	757,620
June 2021	See vesting principles below	December 31, 2031	DKK 1.0	62,147
December 7, 2021	See vesting principles below	December 31, 2031	USD 5.38	523,599
March 11, 2022	See vesting principles below	December 31, 2031	USD 2.96	35,000
June 14, 2022	See vesting principles below	December 31, 2031	USD 1.83	65,000
September 2022	See vesting principles below	December 31, 2031	USD 2.42	11.000
December 2022	See vesting principles below	December 31, 2031	USD 2.23	380,612
March 2023	See vesting principles below	December 31, 2031	USD 1.90	10,000
September 2023	See vesting principles below	December 31, 2031	USD 1.02	100,000
December 2023	See vesting principles below	December 31, 2031	USD 0.75	216,074
December 2023	See vesting principles below	December 31, 2031	USD 0.75	90,000
May 2024	See vesting principles below	December 31, 2031	USD 0.40	438,460
May 2024	See vesting principles below	December 31, 2031	USD 0.40	100,000
February 2025	See vesting principles below	December 31, 2031	USD 0.07	1,372,407
Exercised				(811,196)
Lapsed or annulled without exercise				(466,474)
Total issued and outstanding as of March 11, 2025				4,417,201
On December 17, 2020, we issued 757,620 warrants related to 2018 – 2020.
Vesting Principles Generally
Warrants granted for the years 2016 – 2018 vested upon the closing of our initial public offering. Warrants granted for the years 2019 and 2020 generally vest at a rate of 1/36th per month. Vested warrants may be exercised in four annual exercise windows of two weeks each that each commence two trading days following publication of our annual report, the six-month report and the interim quarterly reports. However, our board of directors determined that the first such exercise window began November 2021.
For the 331,632 warrants granted in 2019 (issued in 2020), 117,612 warrants were fully vested on the date of grant and 214,020 warrants vest with 1/36th per month from date of grant. For the 236,196 warrants granted and issued in 2020, 120,888 warrants were fully vested on the date of issuance, 6,084 vest with 1/36th per month starting on January 1, 2020, 19,008 warrants vest three years from the date of joining us, 90,216 warrants vest with 1/36th per month starting on January 1, 2021.
62,147 warrants granted on June 17, 2021 and on October 21, 2021 formally issued shall vest with 1/36th per month and vesting shall be calculated from April 1, 2021. For warrants granted on December 7,

2021, 500,683 warrants vest with 1/36th per month from January 1, 2022 and 22,916 warrants shall be deemed fully vested at the time of issuance.
35,000 warrants granted on March 11, 2022, vest with 1/36th per month from April 1, 2022. 65,000 warrants were granted on June 14, 2022. 10,000 warrants vest with 1/36th per month from February 1, 2022, 10,000 warrants vest with 1/36th per month from April 1, 2022, and 45,000 warrants vest with 1/36th per month from June 1, 2022.
11,000 warrants were granted on September 15, 2022. 5,000 warrants vest with 1/36th per month from August 1, 2022 and 6,000 warrants vest with 1/36th per month from August 8, 2022.
For 380,612 warrants granted on December 12, 2022, 2,500 warrants were fully vested per December 7, 2022, 50,000 warrants vest with 1/36th per month from December 7, 2022, 299,362 warrants vest with 1/36th per month from January 1, 2023 and 28,750 warrants vest with 1/12 per month from January 1, 2023.
10,000 warrants were granted on March 15, 2023. The warrants vest with 1/36th per month from January 1, 2023.
100,000 warrants were granted on September 1, 2023. The warrants vest with 1/36th per month from September 1, 2023.
90,000 warrants granted on December 11, 2023. The warrants vest with 1/12th per month from January 1, 2024.
216,074 warrants granted on December 11, 2023. The warrants vest with 1/36th per month from January 1, 2024.
438,460 warrants granted on May 1, 2024. The warrants vest with 1/36th per month from May 1, 2024. 100,000 warrants granted on May 1, 2024. The warrants vest with 1/12th per month from May 1, 2024.
1,167,199 warrants granted on February 6, 2025. The warrants vest with 1/36th per month from January 1, 2025. 205,208 warrants granted on February 6, 2025. The warrants vest with 1/12th per month from January 1, 2025.
There are certain restrictions on exercise in the event that warrant holders terminate their employment or are dismissed for prior to exercise.
Adjustments
Warrant holders are entitled to an adjustment of the number of warrants issued and/or the exercise price applicable in the event of certain changes to our share capital at a price other than the market price. Events giving rise to an adjustment include, among other things, increases or decreases to our share capital at a price below or above market value, respectively, and issuance of bonus shares. For the purpose of implementing the capital increases necessary in connection with the exercise of warrants, our board of directors has been authorized to increase our share capital by one or more issuances of shares with a total nominal value corresponding to the number of warrants issued upon cash payment of the exercise price without any preemptive subscription rights to existing shareholders.
Public offering Investor warrants January, 2025
In January 2025, we completed a public offering through which we offered 3,997,361 ADSs representing an aggregated 199,868,050 ordinary shares, DKK 0.25 nominal value per share, together with warrants to purchase up to 1,998,675 ADSs representing 99,933,750 ordinary shares. The ADSs and Warrants were sold in a fixed combination, with each 2 ADSs accompanied by one Warrant to purchase one ADS. The public offering price for each ADS and accompanying warrant was $2.71. The warrants have an exercise price per ADS of $2.71 and are immediately exercisable for a term of five years from the date of issuance.
Public offering Investor warrants February, 2024
In February 2024, we completed a public offering through which we offered 151,500 ADSs representing an aggregated 7,575,000 ordinary shares, DKK 0.25 nominal value per share, together with warrants to purchase up to 151,500 ADSs representing 7,575,000 ordinary shares. The public offering price for each ADS and accompanying warrant was $20.00. The warrants have an exercise price per ADS of $20.00 (amended to 137.60 DKK as of May 23, 2024) and are immediately exercisable for a term of five years from the date of issuance. Additionally, as part of the public offering, the Company offered prefunded warrants to purchase up to 598,500 ADSs representing 29,925,000 ordinary shares, together with ordinary warrants to purchase up to 598,500 ADSs representing 29,925,000 ordinary shares. The public offering price for each ADS and accompanying prefunded warrant was $20.00. The prefunded warrants have an exercise price per ADS of $1.4537 and have all been exercised. Ordinary warrants have an exercise price of $20.00 and are immediately exercisable for a term of five years from the date of issuance. Additionally, the Company issued placement agent warrants for consultants to purchase up to 37,500 ADSs representing 1,875,000 ordinary shares. The placement agent warrants have an exercise price per ADS of $27 and are immediately exercisable for a term of five years from the date of issuance.
The above numbers have been adjusted to reflect the 2025 ADS Ratio Change and the share split resolved at the extraordinary general meeting on 17 January 2025.
Investor warrants December 21, 2023
In connection with Private Placement, on December 21, 2023 we issued 9,726,898 warrants to purchase 9,726,898 ordinary shares to a group of investors. The warrants vested immediately upon issue with an exercise price of $0.707 (amended to 4.799 DKK as of June 12, 2024) and an expiration date on December 21, 2026.
Warrants issued to a consultant related to the Company on September 19, 2023
On September 19, 2023 the Company issued 150,000 warrants to a consultant related to the Company of which 100,000 warrants have lapsed. The warrants vest with 1∕ 4th per quarter with an exercise price of $1.50. Vested warrants may be exercised until and including September 19, 2026.
Warrants issued to a consultant related to the Company on May 7, 2024
On May 7, 2024 the Company issued 50,000 warrants to a consultant related to the Company. The warrants vested immediately upon issue with an exercise price of $0.391. The warrants may be exercised in a period of 12 months from the date of issuance.
Warrants issued to consultants related to the Company on August 20, 2024
On August 20, 2024, the Company issued 1,450,000 warrants to consultants related to the Company. 50,000 warrants were deemed to be granted on August 5, 2024 and vested immediately upon granting with an exercise price of $0.25 per share of nominal 1. The warrants may be exercised in a period of 12 months from the date of issuance. 1,400,000 warrants were deemed to be granted on August 1, 2024 and vest with 1/6 per month and may be exercised for a period of 1 month after the expiration of the 6 months’ vesting period with an exercise price of DKK 1 per share of nominal 1. The 1,400,000 warrants expired at the end of February 2025.
EIB Warrants
In connection with the EIB Loan Agreement, we agreed to issue the EIB Warrants to EIB in the event we make draws on the EIB Loan. Under the terms of the EIB Warrant Agreement, we are obligated to issue up to an aggregate of 1,047,744 EIB Warrants in three separate tranches with each tranche of EIB Warrants to be issued upon a drawdown of a tranche of the EIB Loan in accordance with the following schedule: (i) 351,036 EIB Warrants upon a drawdown of the first tranche of the EIB Loan in the amount of €7.0 million; (ii) 345,672 EIB Warrants upon a drawdown of the second tranche of the EIB Loan in the amount of €6.0 million, upon shareholders’ approval and (iii) 351,036 EIB Warrants upon a drawdown of the third and final tranche of the EIB Loan in the amount of €7.0 million, upon shareholders’ approval. In November 2020, we initiated the process of making a draw down on the first tranche of the EIB Loan in the amount of €7.0 million and, in connection therewith, on December 17, 2020 and through the date of the annual report, our board of directors approved the issuance of 351,036 EIB Warrants to EIB.

Under the terms of the EIB Warrant Agreement, each EIB Warrant entitles EIB to subscribe for one ordinary share, nominal DKK 1, at an exercise price of DKK 1 per ordinary share. In addition, EIB has the right to cause us to net settle the exercise of the EIB Warrants in cash based on the value of our ordinary shares on the date of exercise thereof. Finally, upon the occurrence of certain events, including the completion of our initial public offering, the prepayment of the EIB Loan, the sale of all or substantially all of our issued share capital or assets, a change in control transaction, or Messrs. Mattsson and Moller cease to own and control directly or indirectly 25% or more of the voting rights or economic interest of our company, EIB has the right, but not the obligation, to cause us to purchase any EIB Warrant, or the Put Right. If EIB exercise its Put Right, we are required to pay EIB an amount equal to the volume weighted average price per ordinary share, or VWAP, for a period of six months following the exercise of such Put Right. In the first six months following the completion of our initial public offering, the VWAP price to be paid by us is calculated for the entire period from the completion of our initial public offering until the exercise of the Put Right.
Under Article 18, Paragraph 2 of the Statute of the European Investment Bank, or the EIB Statute, establishing EIB, a direct equity investment by EIB requires a separate authorization from the EIB Board of Governors pursuant to which the EIB Board of Directors, acting by qualified majority, has to establish the terms and conditions of such direct equity investment. As of the date of this prospectus, the EIB Board of Governors has not granted any such special authorization to the EIB Board of Directors. Under the EIB Statute, in the absence of a separate authorization from the EIB Board of Governors, commercial shareholdings financed from EIB’s own resources are not allowed. Since the EIB Loan is being made from EIB’s own resources, the EIB Statute does not allow EIB to acquire any of our ordinary shares, therefore, we fully expect that if and when EIB exercises the EIB Warrants it will do so on either a net cash settlement basis or by means of exercising its Put Right. In either case, we may not have sufficient funds on hand to pay such amounts in which case we may be required to use a portion of the proceeds from our initial public offering and this offering in order to meet our obligations to pay the amounts due and payable to EIB upon the exercise of the EIB Warrants.
Under the terms of the EIB Warrant Agreement, EIB may not exercise the EIB Warrants and cause us to settle the exercise of the EIB Warrants on a net cash basis or pursuant to its Put Right, for a period of 180 days from the date of the completion of our initial public offering, provided that such lock-up arrangement shall cease to be effective in the event there is a material adverse event relating to our company as determined in accordance with ordinary principles of Danish law.
The number of our ordinary shares that may be subject to either net cash settlement or EIB’s Put Right upon the exercise of the EIB Warrants are subject to adjustment in the event of changes to our capital structure which are not carried out at the then current market price, provided that there shall be no such adjustment as a result of the issuance of additional shares or warrants to employees as well as for any future exercise of such warrants. In addition, the EIB Warrants are not subject to any adjustment in the event of any capital increases in directed issuances or our ordinary shares following the completion of our initial public offering with customary discounts of up to 10% of the market price.
Pursuant to a board resolution dated October 3, 2024 the number of shares issuable upon exercise of warrants previously granted to EIB was adjusted from 351,036 to 373,127.
Shareholders’ Register
We are obligated to maintain an owners’ register (DK: ejerbog). The owners’ register is maintained by Computershare A/S (company registration number (CVR) no. 27088899), Lottenborgvej 26 D, 1., DK-2800 Kgs. Lyngby, Denmark, our Danish share registrar and transfer agent. It is mandatory that the owners’ register is maintained within the European Union and that it is available to public authorities.
Pursuant to the Danish Companies Act public and private limited liability companies are required to register with the Danish Business Authority information regarding shareholders who own at least 5% of the share capital or the voting rights. Pursuant to the Danish Companies Act, we will file registrations with the Public Owners’ Register of the Danish Business Authority. Shareholders that exceed or fall below the ownership threshold must notify us and we will subsequently file the information with the Danish Business

Authority. Reporting is further required upon passing or falling below thresholds of 5, 10, 15, 20, 25, 50, 90, and 100% or 1/3 or 2/3.
Articles of Association and Danish Corporate Law
Objects Clause
Our corporate object, as set out in article 1.2 of our articles of association, is to create advanced software that enables the development of novel immune therapies and vaccines.
Summary of Provisions Regarding the Board of Directors
Pursuant to our articles of association, our board of directors shall be elected by our shareholders at the general meeting and shall be composed of not less than three and no more than seven members. With respect to the duration of the term which our directors severally hold office, the board of directors is elected to serve for a term of one year subject to re-election at the next annual general meeting of shareholders or until their successors have been duly elected and qualified, subject to their earlier removal, retirement or death.
Currently, the board of directors consists of four members who are elected by the shareholders.
The board of directors shall appoint and employ an executive management consisting of one to seven members to attend to our day-to-day management, and the board of directors shall determine the terms and conditions of their employment.
Voting Rights
Each shareholder is entitled to one vote for each share owned at the time of any general meeting. As compared with Danish citizens, there are no limitations under the articles of association or under Danish law on the rights of foreigners or non-Danish citizens to hold or vote our ordinary shares.
Dividend Rights
Our shareholders may at general meetings authorize the distribution of ordinary and extraordinary dividends. Our shareholders may not distribute dividends in excess of the recommendation from our board of directors and may only pay out dividends from our distributable reserves, which are defined as results from operations carried forward and reserves that are not bound by law or our company’s articles of association after deduction of loss carried forward.
Our shareholders are eligible to receive any dividends declared and paid out. However, we have not to date declared or paid any dividends and we currently intend to retain all available financial resources and any earnings generated by our operations for use in the business and we do not anticipate paying any dividends in the foreseeable future. The payment of any dividends in the future will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects, applicable restrictions on the payment of dividends under Danish law and other factors that our board of directors may consider relevant.
See “Taxation” for a summary of certain tax consequences in respect of dividends or distributions to holders of our ordinary shares or ADSs.
Pre-emptive Subscription Rights
Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. An increase in share capital can be resolved by the shareholders at a general meeting or by the board of directors pursuant to an authorization given by the shareholders. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders. Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting, and requires that such capital increases will be carried out as a cash contribution at market price.

The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations set forth above under the caption “Authorizations to the Board of Directors”.
Unless future issuances of new shares and/or pre-emptive rights are registered under the Securities Act or with any authority outside Denmark, United States shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights.
Rights on Liquidation
Upon a liquidation or winding-up of the Company, shareholders will be entitled to participate, in proportion to their respective shareholdings, in any surplus assets remaining after payment of our creditors.
Limitations on Holding of Shares
There are no limitations on the right to hold shares under the articles of association or Danish law.
Disclosure Requirements
Pursuant to Section 55 of the Danish Companies Act, a shareholder is required to notify us when such shareholder’s stake represents 5% or more of the voting rights in our company or the nominal value accounts for 5% or more of the share capital, and when a change of a holding already notified entails that the limits of 5, 10, 15, 20, 25, 50, 90 or 100% and the limits of one-third and two-thirds of the share capital’s voting rights or nominal value are reached or are no longer reached. The notification shall be given within two weeks following the date when the limits are reached or are no longer reached.
The notification shall provide information on the date of the acquisition or disposal of the shares, the full name, civil registration (CPR) number, and address of the shareholder or, in the case of an enterprise, registered office and business registration (CVR) number, the number of shares and their nominal value and share classes (if applicable) as well as information about the basis on which the calculation of the holdings has been made. In the event that the shareholder is a non-resident company or citizen of Denmark, the notification shall include documentation, which clearly identifies the owner. The company shall cause the notification to be entered in the owners’ register.
Pursuant to The Danish Companies Act, section 58a, we are obligated to collect and store for a period of at least five years certain information regarding the beneficial owners of shares in the Company. A beneficial owner is a physical person who ultimately holds or controls, directly or indirectly, a sufficient part of the ownership interests or voting rights or exercises control by other means, except for owners of companies whose ownership interests are traded on a regulated market or a similar market which is subject to a duty of disclosure in accordance with EU law or similar international standards.
The legal status of the notification obligations is not fully clarified in relation to ADS holders and an ADS holder may be subject to such obligations.
General Meetings
The general meeting of shareholders is the highest authority in all matters, subject to the limitations provided by Danish law and the articles of association. The annual general meeting shall be held at our home address or in the Greater Copenhagen area not later than the end of May in each year.
At the annual general meeting, the audited annual report is submitted for approval, together with the proposed appropriations of profit/treatment of loss, the election of the board of directors and election of our auditors. In addition, the board of directors reports on our activities during the past year.
General meetings are convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice. A convening notice will also be forwarded to shareholders recorded in our owners’ register, who have requested such notification and by publication in the Danish Business Authority’s computerized information system and on the company’s website.

At the latest, two weeks before a general meeting (inclusive of the day of the general meeting), we shall make the following information and documents available at our website.
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the convening notice,

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the documents that shall be presented at the general meeting, and

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the agenda and the complete proposals.

Shareholders are entitled to attend general meetings, either in person or by proxy and they or their proxy may be accompanied by one advisor. A shareholder’s right to attend general meetings and to vote at general meetings is determined on the basis of the shares that the shareholder holds on the registration date. The registration date shall be one week before the general meeting is held. The shares which the individual shareholder holds are calculated on the registration date on the basis of the registration of ownership in the owners’ register as well as notifications concerning ownership which the Company has received with a view to update the ownership in the owners’ register. In addition, any shareholder who is entitled to attend a general meeting and who wishes to attend must have requested an admission card from us no later than three days in advance of the general meeting.
Any shareholder is entitled to submit proposals to be discussed at the general meetings. However, proposals by the shareholders to be considered at the annual general meeting must be submitted in writing to the board of directors not later than six weeks prior the general meeting.
Extraordinary general meetings must be held upon resolution of a general meeting to hold such a meeting or upon request of, the board of directors, our auditors or shareholders representing at least 1/20 of the registered share capital or such lower percentage as our articles of association may provide. Our articles of association do not state such lower percentage.
Holders of ADSs are not entitled to directly receive notices or other materials and may not attend or vote at general meetings.
Resolutions in General Meetings
Resolutions made by the general meeting generally may be adopted by a simple majority of the votes cast, subject only to the mandatory provisions of the Danish Companies Act and our articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose or increase any obligations of the shareholders towards the company require unanimity.
Quorum Requirements
There are no quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.
Squeeze out
According to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder that holds more than 90% of the company’s registered share capital and the corresponding voting rights to redeem his or her shares. Similarly, a majority shareholder holding more than 90% of the company’s share capital and the corresponding voting rights may, according to Section 70 of the same act, redeem the minority shareholder’s shares. In the event that the parties cannot agree to the terms of redemption and the valuation basis of the redemption price, this shall be determined by an independent evaluator appointed by the court for the district in which the registered office of the company is situated.
Comparison of Danish Corporate Law and our Articles of Association and Delaware Corporate Law
The following comparison between Danish corporate law, which applies to us, and Delaware corporate law, the law under which many publicly listed companies in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. This summary is subject to Danish law, including the Danish Companies Act, and Delaware corporation law, including the Delaware General Corporation Law. Further, please note that as an ADS holder you will not be treated as one of our shareholders and will not have any shareholder rights.
Duties of Directors
Denmark.   Public limited liability companies in Denmark are usually subject to a two-tier governance structure with the board of directors having the ultimate responsibility for the overall supervision and strategic management of the company in question and with an executive board/management being responsible for the day-to-day operations. Each Director and member of the executive board/management is under a fiduciary duty to act in the interest of the company but shall also take into account the interests of the creditors and the shareholders. Under Danish law, the members of the board of directors and executive management of a limited liability company are liable for losses caused by negligence whether shareholders, creditors or the company itself suffers such losses. They may also be liable for wrongful information given in the annual financial statements or any other public announcements from the company. An investor suing for damages is required to prove its claim with regard to the incurred loss, negligence and causation. Danish courts, when assessing negligence, have been reluctant to impose liability unless the directors and officers neglected clear and specific duties. This is also the case when it comes to liability with regard to public offerings or liability with regard to any other public information issued by the company.
Delaware.   The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.
Terms of the Members of our Board of Directors
Denmark.   Under Danish law, the members of the board of directors of a limited liability company are generally appointed for an individual term of one year (terms may have a maximum period of four years). There is no limit in the number of consecutive terms the directors may serve. Pursuant to our articles of association, our directors are appointed by the general meeting of shareholders for a term of one year. Election of directors is, according to our articles of association, an item that shall be included on the agenda for the annual general meeting.
Pursuant to the Danish Companies Act, in a limited liability company that employed an average of at least 35 employees in the preceding three years, the employees are entitled to elect a minimum of two representatives and alternate members to the company’s board of directors and up to one half the number of the shareholder elected directors. If the number of representatives to be elected by the employees is not a whole number, such number must be rounded up. However, as of January 27, 2025, our company had 44 full time employees. As of the date of this prospectus, our employees have not demanded representation on our board of directors.
Delaware.   The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes, of relatively equal size, with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Director Vacancies
Denmark.   Under Danish law, new directors are elected by the shareholders in a general meeting also in the event of vacancies. A general meeting will thus have to be convened in order to fill a vacancy on the board of directors. However, the board of directors may choose to wait to fill vacancies until the next annual general meeting of the company, provided that the number of remaining directors is more than two, and provided that the remaining directors can still constitute a quorum. It is only a statutory requirement to convene a general meeting to fill vacancies if the number of remaining members on the board is less than three.
Delaware.   The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (1) otherwise provided in the certificate of incorporation or bylaws of the corporation or (2) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Conflict-of-interest Transactions
Denmark.   Under Danish law, directors may not take part in any matter or decision-making that involves a subject or transaction in relation to which the director has a conflict of interest with us.
Delaware.   The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:
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the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

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the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

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the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Directors
Denmark.   In the event that a director in a Danish limited liability company is unable to participate in a board meeting, the elected alternate, if any, shall be given access to participate in the board meeting. Unless the board of directors has decided otherwise, or as otherwise is set out in the articles of association, the director in question may in special cases grant a power of attorney to another director, provided that this is considered safe considering the agenda in question.
Delaware.   A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Stockholder Rights
Notice of Meeting
Denmark.   According to the Danish Companies Act, general meetings in limited liability companies shall be convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice as set forth in the articles of association. A convening notice shall also be forwarded to shareholders recorded in our owners’ register, who have requested such notification. There are specific requirements as to the information and documentation required to be disclosed in connection with the convening notice.
Delaware.   Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Voting Rights
Denmark.   Each ordinary share confers the right to cast one vote at the general meeting of shareholders, unless the articles of association provide otherwise. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our subsidiaries do not confer the right to vote.
Delaware.   Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event can a quorum consist of less than one third of the shares entitled to vote at a meeting.
Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than ten days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.
Shareholder Proposals
Denmark.   According to the Danish Companies Act, extraordinary general meetings of shareholders will be held whenever our board of directors or our appointed auditor requires. In addition, one or more shareholders representing at least 1/20th of the registered share capital of the company may, in writing, require that a general meeting be convened. If such a demand is forwarded, the board of directors shall convene the general meeting within two weeks thereafter.
All shareholders have the right to present proposals for adoption at the annual general meeting, provided that the proposals are made in writing and forwarded at the latest six weeks prior thereto. In the event that the proposal is received at a later date, the board of directors will decide whether the proposal has been forwarded in due time to be included on the agenda. Any business not included on the agenda may be transacted by the general meeting only if all shareholders’ consent.
Delaware.   Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting of stockholders. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Action by Written Consent
Denmark.   Under Danish law, it is permissible for shareholders to take action and pass resolutions by written consent in the event of unanimity; however, this will normally not be the case in listed companies and for a listed company, this method of adopting resolutions is generally not feasible.
Delaware.   Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.
Appraisal Rights
Denmark.   The concept of appraisal rights does not exist under Danish law, except in connection with statutory redemptions rights according to the Danish Companies Act. According to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder that holds more than 90% of the company’s registered share capital to redeem his or her shares. Similarly, a majority shareholder holding more than 90% of the company’s share capital may, according to Section 70 of the same act, squeeze out the minority shareholders. In the event that the parties cannot agree to the redemption squeeze out price, this shall be determined by an independent evaluator appointed by the court. Additionally, there are specific regulations in Sections 249, 267, 285 and 305 of the Danish Companies Act that require compensation in the event of national or cross-border mergers and demergers. Moreover, shareholders who vote against a cross-border merger or demerger or cross-border conversion are, according to Sections 286, 306 and 318 m of the Danish Companies Act, entitled to have their shares redeemed.
Delaware.   The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.
Shareholder Suits
Denmark.   Under Danish law, only a company itself can bring a civil action against a third party; an individual shareholder does not have the right to bring an action on behalf of a company. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a negligent act directly against such individual shareholder.
Delaware.   Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.
Repurchase of Shares
Denmark.   Danish limited liability companies may not subscribe for newly issued shares in their own capital. Such company may, however, according to the Danish Companies Act Sections 196-201, acquire fully paid shares of its own capital provided that the board of directors has been authorized thereto by the shareholders acting in a general meeting. Such authorization can only be given for a maximum period of five years and the authorization shall fix (i) the maximum value of the shares and (ii) the minimum and the highest amount that the company may pay for the shares. Shares may generally only be acquired using distributable reserves.
Delaware.   Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired, or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Anti-takeover Provisions
Denmark.   Under Danish law, it is possible to implement limited protective anti-takeover measures. Such provisions may include, among other things, (i) different share classes with different voting rights, (ii) specific requirements to register the shares on name in the company’s owners register and (iii) notification requirements concerning participation in general meetings. We have currently not adopted any such provisions.
Delaware.   In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:
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the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transaction;

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after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

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after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until 12 months following its adoption.
Inspection of Books and Records
Denmark.   According to Section 150 of the Danish Companies Act, a shareholder may request an inspection of the company’s books regarding specific issues concerning the management of the company or specific annual reports. If approved by shareholders with simple majority, one or more investigators are elected. If the proposal is not approved by simple majority but 25% of the share capital votes in favor, then a shareholder can request the court to appoint an investigator.
Delaware.   Under the Delaware General Corporation Law, any stockholder may inspect certain of the corporation’s books and records, for any proper purpose, during the corporation’s usual hours of business.
Pre-emptive Rights
Denmark.   Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders. Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting and requires that such capital increases will be carried out as a cash contribution at market price.
The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations described above under the caption “Development of the Share Capital.”
Unless future issuances of new shares are registered under the Securities Act or with any authority outside Denmark, United States shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights under United States securities law.
Delaware.   Under the Delaware General Corporation Law, stockholders have no pre-emptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.
Dividends
Denmark.   Under Danish law, the distribution of ordinary and extraordinary dividends requires the approval of a company’s shareholders at a company’s general meeting. Under the Danish Companies Act the general meeting may authorize the board of directors to resolve to distribute extraordinary dividends after presentation of a company’s first financial statements. The authorization may be subject to financial and time restrictions. The shareholders may not distribute dividends in excess of the recommendation from the board of directors and may only pay out dividends from our distributable reserves, which are defined as amounts stated as retained earnings in the Company’s latest approved financial statements, and reserves not being non-distributable under a statute or the Company’s articles of association, less retained earnings. The decision to pay out extraordinary dividends shall be accompanied by a balance sheet, and the board of directors determine whether it will be sufficient to use the balance sheet from the annual report or if an interim balance sheet for the period from the annual report period until the extraordinary dividend payment shall be prepared. If extraordinary dividends are paid out later than six months following the financial year for the latest annual report, an interim balance sheet showing that there are sufficient funds shall always be prepared.
Furthermore, it is possible under Danish law to distribute assets other than cash as dividends. If assets other than cash are distributed as dividends, a valuation report must be prepared. The valuation report must be prepared by one or more impartial valuation experts.
Delaware.   Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of shares, property or cash.
Shareholder Vote on Certain Reorganizations
Denmark.   Under Danish law, all amendments to the articles of association shall be approved by the general meeting of shareholders with a minimum of two-thirds of the votes cast and two-thirds of the represented share capital. The same applies to solvent liquidations, mergers with the company as the discontinuing entity, mergers with the company as the continuing entity if shares are issued in connection therewith and demergers with the company as the transferor company and demergers with the company as the existing transferee if amendment of the articles of association for any purpose other than the adoption of the transferor company’s name or secondary name as the transferee company’s secondary name is required to be made. Under Danish law, it is debatable whether the shareholders must approve a decision to sell all or virtually all of the company’s business/assets.
Delaware.   Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (1) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (2) the shares of stock of the surviving corporation are not changed in the merger and (3) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Amendments to Governing Documents
Denmark.   All resolutions made by the general meeting may be adopted by a simple majority of the votes, subject only to the mandatory provisions of the Danish Companies Act and the articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose any or increase any obligations of the shareholders towards the company require unanimity.
Delaware.   Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.
Transfer Agent and Registrar
The transfer agent and registrar for our shares is Computershare A/S, Lottenborgvej 26 D, 1., DK-2800 Kgs. Lyngby, Denmark. The Bank of New York Mellon serves as the depositary, registrar and transfer agent for the ADSs.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Under the terms of that certain Deposit Agreement, dated as of February 4, 2021, as amended and supplemented from time to time, or the Deposit Agreement, by and among us, The Bank of New York Mellon as the depositary, and all owners and holders of the ADSs, the depositary will register and deliver the ADSs. As of the effectiveness of the Ratio Change on January 14, 2025, each ADS represents fifty ordinary shares (or a right to receive fifty ordinary shares) deposited with the depositary, acting through an office located in the United Kingdom, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (i) directly (a) by having an American Depositary Receipt, or an ADR, which is a certificate evidencing a specific number of ADSs registered in your name, or (b) by having uncertificated ADSs registered in your name, or (ii) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, or an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. European and Danish law governs shareholder rights. The depositary will be the holder of the shares underlying the ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Those documents are filed as exhibits to the registration statement of which this prospectus forms a part.
Dividends and Other Distributions
How will ADS holders receive dividends and other distributions on the ordinary shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.
Cash
The depositary will convert any cash dividend or other cash distribution we pay on the shares into United States dollars, if it can do so on a reasonable basis. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation” included elsewhere in this prospectus. The depositary will distribute only whole United States dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
Shares
The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares
If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. United States securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions
The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. United States securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?
You may surrender the ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do ADS holders vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Denmark and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender the ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$0.05 (or less) per ADS	Any cash distribution to ADS holders
Persons depositing or withdrawing shares or ADS holders must pay:	For:
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to United States dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on or with respect to the ADSs or the deposited securities represented by any of the ADSs. The depositary may refuse to register any transfer of the ADSs or allow you to withdraw the deposited securities represented by the ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by the ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs, if any, in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders. Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold the ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the United States over-the-counter market;

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we delist our ordinary shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

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the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

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we appear to be insolvent or enter insolvency proceedings

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph. Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so. Your Right to Receive the Shares Underlying the ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because (i) the depositary has closed its transfer books or we have closed our transfer books, (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting or (iii) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under the United States federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with United States federal securities laws and the rules and regulations promulgated thereunder.

PLAN OF DISTRIBUTION
We may offer and sell the securities described in this prospectus in one or more of the following ways (or in any combination) from time to time:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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through agents; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:
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block transactions and transactions on The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the method of distribution;

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the public offering price or purchase price and the proceeds to us from that sale;

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the expenses of the offering;

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any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

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all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

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any other information regarding the distribution of the securities that we believe to be material.

Any ADSs will be listed on The Nasdaq Capital Market. Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with applicable laws and regulations, including Regulation M under the Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities at a level above that which might otherwise prevail in the open market. Over-allotments or short sales of the securities involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. If any such activities will occur, they will be described in the applicable prospectus supplement. These transactions may be discontinued at any time.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

TAXATION
Taxation in Denmark
A general summary of certain Danish tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth or incorporated by reference in a prospectus supplement relating to the offering of those securities.
Taxation in the United States
A general summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth or incorporated by reference in a prospectus supplement relating to the offering of those securities.
EXCHANGE CONTROLS
There are no laws or regulations in Denmark that restrict the export or import of capital (except for certain investments in certain domains in accordance with applicable resolutions adopted by the United Nations or the European Union), including, but not limited to, foreign exchange controls, or which affect the remittance of dividends, interest or other payments to non-resident holders of our ordinary shares.
MATERIAL CHANGES
Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and in our Form 6-Ks incorporated by reference into this prospectus, no reportable material changes have occurred since December 31, 2023.

EXPENSES OF THE OFFERING
We will incur printing costs, legal fees and expenses, accounting fees and expenses, and other fees and expenses in connection with the offering of ordinary shares represented by ADSs. Expenses of any of the ordinary shares represented by the ADSs offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of the ordinary shares represented by the ADSs. Our unused registration fee from the 2022 F-3 has been carried over.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, we are being represented by Duane Morris LLP, New York, New York with respect to certain legal matters of United States federal securities and New York state law and we are being represented by Mazanti-Andersen AdvokatPartnerselskab, Denmark with respect to certain legal matters of the law of Denmark and the validity of the securities in respect of which this prospectus is being delivered. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Evaxion Biotech A/S appearing in Evaxion Biotech A/S’s Annual Report (Form 20-F) for the year ended December 31, 2023 have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The registered business address of EY Godkendt Revisionspartnerselskab is Dirch Passers Allé 36, 2000 Frederiksberg, Denmark.
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are organized under the laws of Denmark, with a domicile in the municipality of Hørsholm, Denmark.
Some of the members of our board of directors and executive management are residents of Denmark or other jurisdictions outside the United States. A substantial portion of ours and such persons’ assets are located in Denmark or other jurisdictions outside the United States. As a result, it may not be possible for investors to effect service of process upon such persons or us with respect to litigation that may arise under U.S. law or to enforce against them or our company judgments obtained in U.S. courts, whether or not such judgments were made pursuant to civil liability provisions of the federal or state securities laws of the United States or any other laws of the United States.
There is not currently a treaty between the United States and Denmark providing for reciprocal recognition and enforceability of judgments rendered in connection with civil and commercial disputes and, accordingly, that a final judgment (other than arbitration awards) rendered by a U.S. court based on civil liability would not be enforceable in Denmark. It is uncertain whether Danish courts would allow actions to be predicated on the securities laws of the United States or other jurisdictions outside Denmark. Danish courts are likely to deny claims for punitive damages and may grant a reduced amount of damages compared to U.S. courts.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to this offering. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.
You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at
We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. registrants whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will furnish to the SEC, on Form 6-K, unaudited interim financial information.
We maintain a corporate website at www.evaxion.ai. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on March 26, 2024;

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our reports on Form 6-K filed with the SEC on January 8, 2024, January 10, 2024, January 12, 2024, January 22, 2024, January 24, 2024, January 26, 2024, February 1, 2024, February 5, 2024, February 6, 2024, February 7, 2024, February 7, 2024, February 20, 2024, February 29, 2024, March 13, 2024, March 19, 2024, March 27, 2024, March 29, 2024, April 2, 2024, April 17, 2024, April 25, 2024, May 10, 2024, May 23, 2024, May 24, 2024, May 28, 2024, June 3, 2024, June 3, 2024, June 7, 2024, June 17, 2024, June 18, 2024, June 24, 2024, June 26, 2024, July 2, 2024, July 2, 2024, July 3, 2024, July 3, 2024, July 16, 2024, August 2, 2024, August 8, 2024, August 12, 2024, August 14, 2024, August 14, 2024, August 19, 2024, September 9, 2024, September 9, 2024, September 16, 2024, September 19, 2024, September 20, 2024, September 26, 2024, October 1, 2024, October 3, 2024, October 4, 2024, October 9, 2024, October 28, 2024, October 31, 2024, November 13, 2024, November 13, 2024; November 13, 2024; December 3, 2024; December 9, 2024; December 12, 2024; December 17, 2024; December 26, 2024; December 30, 2024; January 7, 2025; January 10, 2025; January 14, 2025; January 15, 2025; January 21, 2025; January 27, 2025; January 28, 2025; January 30, 2025; January 31, 2025; February 12, 2025; February 14, 2025; February 25, 2025; and March 4, 2025.

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the description of our securities contained in our registration statement on Form 8-A filed with the SEC on January 26, 2021, including all amendments and reports filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Evaxion Biotech A/S
Dr. Neergaards Vej 5F
2970 Hørsholm
Denmark
Tel:+ 45 53 53 18 50
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
In so far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Up to $4,480,000
American Depositary Shares representing Ordinary Shares

PROSPECTUS SUPPLEMENT

Jones

March 26, 2025